Exhibit 10.1

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 29, 2017 among Flowers Foods, Inc., a Georgia corporation (the “Borrower”), the Lenders party hereto and Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), the Swingline Lender and Issuing Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Amended Credit Agreement referred to below. References to Sections, Exhibits or Schedules are references to Sections of, or Exhibits or Schedules to, the Amended Credit Agreement, as applicable, unless otherwise stated.

RECITALS

WHEREAS, reference is made to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011, and as further amended, modified and/or supplemented to, but not including, the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, the Lenders party thereto, the Administrative Agent, the Swingline Lender and Issuing Lender;

WHEREAS, the parties hereto desire to amend the Credit Agreement pursuant to the terms and conditions set forth herein; and

WHEREAS, the existing Commitments will be reallocated (the “Reallocation”) pursuant to this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Exchange of Existing Loans and Commitments.

Subject to the satisfaction (or waiver by the Lenders and the Issuing Lender party hereto) of the conditions set forth in Section 4 hereof, the Borrower, the Administrative Agent, each Lender party hereto and the Issuing Lender hereby agree that on the Sixth Amendment Effective Date, each existing Lender party hereto and the Issuing Lender party hereto shall convert its respective Commitments (as in existence immediately prior to the Sixth Amendment Effective Date) into a Commitment in the amount set forth opposite its name on Schedule I attached to Exhibit B hereto (the “Amended and Restated Schedule I”). The existing Loans outstanding immediately prior to the effectiveness of this Amendment on the Sixth Amendment Effective Date shall be prepaid and all accrued interest on such Loans shall be paid from the proceeds of the new Revolving Loans in such amounts as shall be necessary in order that, upon giving effect to such new Revolving Loans and all such related prepayments, all Revolving Loans under the Credit Agreement will be held by Lenders party hereto ratably in accordance with their Commitments as set forth on the Amended and Restated Schedule I. The date of such Borrowings shall be deemed to be the Sixth Amendment Effective Date. All such Borrowings and related prepayments shall be made in coordination with the Administrative Agent, and the Administrative Agent may take all actions reasonably necessary to give effect thereto on the Sixth Amendment Effective Date. Further, each Lender party hereto will automatically and without further act be deemed to have assigned and/or assumed a portion of participations in outstanding Letters of Credit and/or Swingline Loans, such that, upon giving effect to each such deemed assignment or assumption of participations, the percentage of the aggregate outstanding participations in Letters of Credit and/or Swingline Loans held by each Lender party hereto will equal its Percentage (upon giving effect to this Amendment on the Sixth Amendment Effective Date). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained in the Amended Credit Agreement shall not apply to the transactions effected pursuant to this Section 1.

2.        Amendments and Agreements With Respect to the Credit Agreement.

Each of the parties hereto agrees that, effective on the Sixth Amendment Effective Date (as defined below), the Credit Agreement and the Schedules thereto shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text)~~ and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto (including the Schedules included therewith).

3.        Amendments and Agreements With Respect to the Schedules and Exhibits to the Existing Credit Agreement.

Each of the parties hereto agrees, that, effective on the Sixth Amendment Effective Date (as defined below), (x) the Schedules to the Credit Agreement shall be amended as attached hereto as Exhibit B hereto and (y) the Exhibits to the Credit Agreement shall be amended to reflect the form attached hereto as Exhibit C hereto.

4.        Conditions Precedent to Effectiveness.   The effectiveness of this Amendment shall be subject to the satisfaction or waiver of only the following conditions precedent (first the date on which such conditions precedent are so satisfied or waived, the “Sixth Amendment Effective Date”):

(i)        the Borrower, the Administrative Agent, each Issuing Lender and each Lender with a Commitment on the Sixth Amendment Effective Date (after giving effect thereto)shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile, pdf or other electronic transmission) the same to the Administrative Agent;

(ii)        the Administrative Agent shall have received a favorable customary legal opinion of Jones Day, counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders party to this Amendment on the Sixth Amendment Effective Date and dated the Sixth Amendment Effective Date covering such matters incidental to this Amendment and the transactions contemplated hereby as the Administrative Agent may reasonably request;

(iii)        the Administrative Agent shall have received (A) true and complete copies of resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance of this Amendment and the Amended Credit Agreement, certified as of the Sixth Amendment Effective Date by an Authorized Representative of the Borrower as being in full force and effect without modification or amendment and (B) a certificate of existence for the Borrower as of a recent date from the jurisdiction in which the Borrower is organized;

(iv)        all of the representations and warranties made pursuant to Section 5 hereof shall be true and correct in all material respects on the Sixth Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such specified date);

(v)        both before and immediately after giving effect to the Reallocation and the occurrence of the Sixth Amendment Effective Date, since December 31, 2016, nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect;

(vi)        the Borrower shall have paid all reasonable and documented out-of-pocket costs, fees, expenses of the Administrative Agent required to be paid or reimbursed pursuant to Section 13.01 of the Amended Credit Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in each case, invoiced at least three Business Days prior to the date hereof, and other amounts due and owing on the Sixth Amendment Effective Date pursuant to the Fee Letter, dated October 27, 2017, among the Borrower, the Administrative Agent and Deutsche Bank Securities Inc.;

(vii)        the Borrower shall have paid (or cause to have been paid) on the Sixth Amendment Effective Date to the Administrative Agent for the account of each Lender party hereto, a one-time amendment fee (the “Amendment Fee”) in an amount, with respect to each Lender, equal to three basis points (0.03%) on existing Loans and Commitments under the Existing Credit Agreement that are converted into new Loans and/or Commitments under the Amended Credit Agreement and seven and one-half basis points (0.075%) on new or additional Loans and Commitments provided under the Amended Credit Agreement. The Amendment Fee will be paid on the aggregate amount of final allocations of commitments of each Lender and is payable in Dollars;

(viii)        the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit H to the Existing Credit Agreement, which shall be addressed to the Administrative Agent and the Lenders and dated the Sixth Amendment Effective Date, setting forth the conclusions that, immediately after giving effect to the transactions contemplated in this Amendment and the incurrence of the financings contemplated hereby, each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, is or are not insolvent and will not be rendered insolvent, and will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature;

(ix)        the Administrative Agent shall have received a written certification by an Authorized Officer of the Borrower certifying that the conditions precedent specified in Section 4(iv), (v) and (x) have been satisfied;

(x)        both immediately before and also immediately after giving effect to the transactions contemplated hereunder and the incurrence and application of the Revolving Loans on the Sixth Amendment Effective Date and the effectiveness of the Amendments, there shall exist no Default or Event of Default (with each of such terms being defined in a manner consistent with the manner in which they are defined in the Amended Credit Agreement) under the Amended Credit Agreement; and

(xi)        the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Lead Arranger at least five (5) business days in advance of the Sixth Amendment Effective Date.

5.        Representations and Warranties.   The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of and immediately after giving effect to this Amendment:

(a)        the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrower;

(b)        this Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and to general principles of equity;

(c)        all representations and warranties contained herein and in Section 8 of the Amended Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Sixth Amendment Effective Date immediately before and immediately after giving effect to the incurrence of Revolving Loans on such date and the application of the proceeds therefrom and as of the Sixth Amendment Effective Date, as though made on and as of such date (it being understood that (x) any representation or warranty that expressly relates to a given date or period shall only be required to be true and correct as of the respective date or for the respective period, as the case may be and (y) any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

(d)         no Default or Event of Default has occurred and is continuing;

(e)        the Amended Credit Agreement and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and to general principles of equity; and

(f)        this Amendment (i) does not require, and will not conflict with, any order, consent, approval, license, authorization or validation of, or filing (other than filing with the SEC), recording or registration with or exemption by, any governmental or public body or authority, or subdivision thereof, (ii) will not violate any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (iii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject and (iv) will not violate any provision of the Certificate or Articles of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

6.         Ratification and Reaffirmation.

The Borrower hereby ratifies and reaffirms the Obligations under the Amended Credit Agreement and each of the other Credit Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Amended Credit Agreement and the other Credit Documents to which it is a party.

7.         General Provisions.

Governing Law.   (a)   THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)        Execution in Counterparts.   This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

(c)        Severability.   If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Amended Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)        Successors; Assignment.   The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each Lender.

(e)        Reference to Amendment.   On and after the Sixth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to “Credit Agreement”, “hereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement in any other Credit Document shall mean the Amended Credit Agreement. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

(f)        Subsidiary Guaranty.   For the avoidance of doubt, the parties hereto acknowledge and agree that prior to the date hereof, the Subsidiaries Guaranty terminated and all obligations of the Subsidiary Guarantors under the Subsidiaries Guaranty and any other Credit Document terminated.

Notwithstanding the foregoing, if any of the events described in Section 9.10 of the Amended Credit Agreement shall occur, the Borrower agrees to deliver a new Subsidiaries Guaranty in accordance with Section 9.10 of the Amended Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer

Signature Page to Flowers Sixth Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Swingline Lender, Issuing Lender, and a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Michael Busam
Name: Michael Busam
Title: Director

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Bank of America, N.A.

By:	/s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Director

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Sean Miller
Name: Sean Miller
Title: Vice President

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

PNC BANK NATIONAL ASSOCIATION

By:	/s/ Amy Tallia
Name: Amy Tallia
Title: VP

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Coöperatieve Rabobank U.A., New York Branch

By:	/s/ Michael Lahaie
Name: Michael Lahaie
Title: Executive Director

[If second signature line is necessary]

By:	/s/ Sarah Fleet
Name: Sarah Fleet
Title: Vice President

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

REGIONS BANK

By:	/s/ Brand Hosford
Name: Brand Hosford
Title: Vice President

[If second signature line is necessary]

By:
Name:
Title:

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

WELLS FARGO BANK, N.A.

By:	/s/ Thomas Forsberg
Name: Thomas Forsberg
Title: Senior Vice President

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

THE NORTHERN TRUST COMPANY

By:	/s/ Joshua Metcalf
Name: Joshua Metcalf
Title: 2VP

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

ROYAL BANK OF CANADA

By:	/s/ John Flores
Name: John Flores
Title: Authorized Signatory

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

SUNTRUST BANK

By:	/s/ Lisa Garling
Name: Lisa Garling
Title: Director

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

AGFIRST FARM CREDIT BANK

By:	/s/ Steven J. O’Shea
Name: Steven J. O’Shea
Title: Vice President

[If second signature line is necessary]

By:
Name:
Title:

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

COBANK, ACB

By:	/s/ Zachary Carpenter
Name: Zachary Carpenter
Title: Vice President

Signature Page to Flowers Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

GreenStone Farm Credit Services, ACA

By:	/s/ Shane Prichard
Name: Shane Prichard
Title: Lending Officer

Signature Page to Flowers Sixth Amendment to Credit Agreement

Exhibit A

[Amended Credit Agreement]

~~[COMPOSITE CONFORMED COPY INCORPORATING THE FIRST, SECOND, THIRD, FOURTH AND FIFTH~~ Exhibit A ~~AMENDMENTS][1]~~

CREDIT AGREEMENT

among

FLOWERS FOODS, INC.,

VARIOUS LENDERS,

COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK~~

~~B.A., “RABOBANK NEDERLAND”,~~RABOBANK U.A., NEW YORK

BRANCH,

BRANCH BANKING AND TRUST COMPANY,

PNC BANK, NATIONAL ASSOCIATION,

~~and~~

REGIONS BANK,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as CO-DOCUMENTATION AGENTS,

BANK OF AMERICA, N.A.,

as SYNDICATION AGENT,

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as ADMINISTRATIVE AGENT

Dated as of October 24, 2003

and

amended and restated as of October 29, 2004

and

further amended and restated as of June 6, 2006

and

0 ~~This composite copy is to be used for reference purposes only, the definitive agreements with respect to the Credit Agreement are set forth in the originally executed Credit Agreement, dated as of October 24, 2003 and amended and restated as of October 29, 2004 and further amended and restated as of June 6, 2006 and further amended as of October 5, 2007 and further amended and restated as of May 20, 2011, the First Amendment, dated as of November 16, 2012, the Second Amendment, dated as of April 5, 2013, the Third Amendment, dated as of February 14, 2014, the Fourth Amendment, dated as of April 21, 2015 and the Fifth Amendment, dated as of April 19, 2016.~~

further amended and restated as of May 20, 2011

DEUTSCHE BANK SECURITIES INC.,

as SOLE LEAD ARRANGER and BOOKRUNNER

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULE I	Commitments
SCHEDULE II	Lender Addresses
SCHEDULE III	Existing Letters of Credit and Existing Swingline Loans
SCHEDULE IV	[Reserved]
SCHEDULE V	Existing Liens
SCHEDULE VI	[Reserved]
SCHEDULE VII	Voting Participants

EXHIBIT A-1	Notice of Borrowing
EXHIBIT A-2	Notice of Conversion/Continuation
EXHIBIT B-1	Revolving Note
EXHIBIT B-2	Swingline Note
EXHIBIT C	Letter of Credit Request
EXHIBIT D-1	U.S. Tax Compliance Certificate
EXHIBIT D-2	U.S. Tax Compliance Certificate
EXHIBIT D-3	U.S. Tax Compliance Certificate
EXHIBIT D-4	U.S. Tax Compliance Certificate
EXHIBIT E-1	[Reserved]
EXHIBIT E-2	[Reserved]
EXHIBIT F	[Reserved]
EXHIBIT G	Subsidiaries Guaranty
EXHIBIT H	[Reserved]
EXHIBIT I	Assignment and Assumption Agreement
EXHIBIT J	Compliance Certificate
EXHIBIT K	Joinder Agreement
EXHIBIT L	Incremental Revolving Loan Commitment Agreement

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CREDIT AGREEMENT, dated as of October 24, 2003 and amended and restated as of October 29, 2004 ~~and~~, as further amended and restated as of June 6, 2006 and ~~further amended as of October 5, 2007 and~~as further amended and restated as of May 20, 2011, among FLOWERS FOODS, INC., a Georgia corporation (the “Borrower”), the Lenders party hereto from time to time, ~~COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “Rabobank Nederland”~~,Coöperatieve Rabobank U.A., New York Branch, Branch Banking and Trust Company, ~~and~~PNC Bank, National Association, Regions Bank, and Wells Fargo Bank, National Association, as co-documentation agents (in such capacity, collectively, the “Co-Documentation Agents” and each, a “Co-Documentation Agent”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) (all capitalized terms used herein and defined in Section ~~11~~1 are used herein as therein defined).

W I T N E S S E T H:

WHEREAS, the Borrower, certain financial institutions from time to time party thereto and DBAG, as administrative agent, are party to a Credit Agreement, dated as of October 24, 2003 (as amended, restated, amended and restated, modified and/or supplemented to, but not including, the ~~Restatement~~Sixth Amendment Effective Date, the “Existing Credit Agreement”); and

WHEREAS, the parties hereto wish to amend ~~and restate~~ the Existing Credit ~~Agreement in its entirety in the form of this~~ Agreement subject to and on the terms and conditions set forth herein and the Lenders are willing to make available to the Borrower the credit facility provided for herein;

NOW, THEREFORE, the Borrower, the Lenders and the Administrative Agent agree that, on the ~~Restatement~~Sixth Amendment Effective Date, the Existing Credit Agreement shall be and is hereby amended ~~and restated in its entirety~~ as follows:

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall mean the acquisition of all or any portion of the assets or all or any portion of the Equity Interests of any Person.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

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“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 10.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 10.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the Equity Interests of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 10.06, no Agent or Lender shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Agents” shall mean, collectively, the Administrative Agent, the Lead Arranger, the Syndication Agent and the Co-Documentation Agents.

“Aggregate Consideration” shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the fair market value of the common stock of the Borrower (based on (x) the closing and/or trading price of the common stock of the Borrower on the date of such Acquisition on the stock exchange on which the common stock of the Borrower is listed or the automated quotation system on which the common stock is quoted, or (y) if the common stock of the Borrower is not listed on an exchange or quoted on a quotation system, the bid and asked prices of the common stock in the over-the-counter market at the close of trading or (z) if the common stock of the Borrower is not so listed, based on a good faith determination of an Authorized Representative of the Borrower or the Board of Directors of the Borrower) issued as consideration in connection with such Acquisition, (ii) the aggregate amount of all cash paid by the Borrower or any of its Subsidiaries as consideration for such Acquisition (including payments of fees and costs and expenses in connection therewith), (iii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such by the Borrower or any Subsidiary for such Acquisition to the extent permitted by Section  10.05, (iv) the aggregate amount that could reasonably be expected to be paid by the Borrower or any Subsidiary (based on good faith projections prepared by an Authorized Representative of the Borrower or the Board of Directors of the Borrower) pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment) for such Acquisition and (v) the fair market value (based on good faith projections prepared by an Authorized Representative of the Borrower or the Board of Directors of the Borrower) of all other consideration payable for such Acquisition.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated, amended and restated, extended, renewed or replaced from time to time.

“Applicable Facility Fee Percentage” and “Applicable Margin” shall mean (I) from and after the Sixth Amendment Effective Date until the delivery of the first Quarterly Pricing Certificate (as defined below) after the Sixth Amendment Effective Date, a percentage per annum equal to (x) in the case of the Applicable Facility Fee Percentage, 0.15% and (y)

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in the case of the Applicable Margin (A) with respect to Loans maintained as Base Rate Loans, 0.10% and (B) with respect to Loans maintained as Eurodollar Loans, 1.10% and (II) from and after each day of delivery of any Quarterly Pricing Certificate for any fiscal quarter or fiscal year, as the case may be, of the Borrower ending on or after the Sixth Amendment Effective Date (each, a “Start Date”), to and including the applicable End Date described below, the Applicable Facility Fee Percentage and the Applicable Margins for all Revolving Loans shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be those set forth below in the table under the caption “Pricing Table”, in each case opposite the Leverage Ratio indicated to have been achieved in the most recently delivered Quarterly Pricing Certificate delivered in accordance with the following sentence:

Pricing Table:

Leverage Ratio	Applicable Margin for Revolving Loans maintained as Base Rate Loans and Swingline Loans	Applicable Margin for Revolving Loans maintained as Eurodollar Loans	Applicable Facility Fee Percentage

Equal to or less than 0.50:1.00	0.00%	0.575%	0.05%

Greater than 0.50:1.00 but less than or equal to 1.00:1.00	0.00%	0.68%	0.07%

Greater than 1.00:1.00 but less than or equal to 1.50:1.00	0.00%	0.795%	0.08%

Greater than 1.50:1.00 but less than or equal to 1.75:1.00	0.00%	0.90%	0.10%

Greater than 1.75:1.00 but less than or equal to 2.25:1.00	0.00%	1.00%	0.125%

Greater than 2.25:1.00 but less than or equal to 2.75:1.00	0.10%	1.10%	0.15%

Greater than 2.75:1.00 but less than or equal to 3.25:1.00	0.30%	1.30%	0.20%

Greater than 3.25:1.00	0.575%	1.575%	0.30%

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The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by an Authorized Representative of the Borrower to the Administrative Agent (each, a “Quarterly Pricing Certificate”), within 45 days of the last day of any fiscal quarter of the Borrower (or 90 days in the case of the last fiscal quarter of any fiscal year of the Borrower), which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period most recently ended prior to the relevant Start Date and the resulting Applicable Facility Fee Percentage and the Applicable Margins which, in each case, shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences). The Applicable Facility Fee Percentage and the Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent and (y) the date which is 45 days (or 90 days in the case of the last fiscal quarter of any fiscal year of the Borrower) following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the Administrative Agent (and thus commencing a new Start Date), the Applicable Facility Fee Percentage and the Applicable Margins shall be those set forth in the table above determined as if the Leverage Ratio were greater than 3.25:1.00 (such Applicable Facility Fee Percentage and Applicable Margins as so determined, being collectively referred to herein as the “Highest Applicable Margins”), until such time as the relevant Quarterly Pricing Certificate has been delivered. Notwithstanding anything to the contrary contained above in this definition, the Applicable Facility Fee Percentage and the Applicable Margins shall be the Highest Applicable Margins (subject to further adjustment to the extent provided in Section  2.08(c)) at all times during which there shall exist any Event of Default.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Leverage Ratio set forth in any Quarterly Pricing Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin or Applicable Facility Fee Percentage that is less than that which would have been applicable had the Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Facility Fee Percentage” or “Applicable Margin” for any day occurring within the period covered by such Quarterly Pricing Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.08(a) and (b) and 4.01(b) as a result of the miscalculation of the Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section  2.08(a) or (b) or Section  4.01(b), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Leverage Ratio had been accurately set forth in such Quarterly Pricing Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08(d), in accordance with the terms of this Agreement).

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“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

“Attributable Debt” shall mean as of the date of determination thereof, without duplication, (i) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease, and (ii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Authorized Representative” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the Board of Directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and each Issuing Lender; (ii) delivering financial information and officer’s certificates or making financial determinations pursuant to this Agreement, any financial officer of the respective Credit Party and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the respective Credit Party.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, at any time, the highest of (x) the Prime Lending Rate, (y)  1⁄2 of 1% in excess of the overnight Federal Funds Rate and (z) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1.00%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for

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the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each Revolving Loan that bears interest at the Base Rate designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the incurrence of (i) Swingline Loans by the Borrower from the Swingline Lender on a given date or (ii) one Type of Revolving Loan by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section  2.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank market.

“Calculation Period” shall have the meaning provided in Section 10.02.

“Capitalized Lease Obligations” of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia having capital, surplus and undivided profits aggregating in excess of

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$500,000,000 , with maturities of not more than one year from the date of acquisition by such Person, (iii) fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) investments in commercial paper or variable or fixed rate notes or bonds of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of issuers of such instruments as applicable generally, and maturing within one year from the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean each Person that is a “controlled foreign corporation” as defined in Section 957 of the Code.

“CFC Holding Company” shall mean a Subsidiary, substantially all of the assets of which consist of Equity Interests (or Equity Interests and Indebtedness) of (a) one or more CFCs or (b) one or more CFC Holding Companies.

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) (other than the Permitted Holders) is or shall (A) be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower’s capital stock or other Equity Interests or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower’s directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto directly below the column entitled “Commitment,” as same may be (x) reduced from time to time pursuant to Sections 4.02, 4.03 and/or 11, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b) or (z) increased from time to time pursuant to, and to the extent permitted by, Section 2.14.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Consenting Lender” shall have the meaning provided in Section 4.04.

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“Consolidated Current Liabilities” shall mean, as to any Person at any date, all liabilities that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

“Consolidated EBITDA” shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus to the extent deducted in determining Consolidated Net Income, (i) interest expense, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) amortization expense, (v) non-cash losses and charges and related tax effects in accordance with GAAP, (vi) losses from discontinued operations, losses from material sales of assets outside the ordinary course of business, and extraordinary, unusual or infrequently occurring losses, charges and expenses and (vii) losses from legal settlements related to distributor lawsuits referred to in the Borrower’s SEC filings minus (b) gains from discontinued operations, extraordinary, unusual or infrequently occurring gains and gains from material sale of assets outside the ordinary course of business, and, to the extent otherwise reflected in the calculation of net income (or net loss) for such period.

“Consolidated Indebtedness” shall mean, as at any date of determination and without duplication, the aggregate principal amount of all Indebtedness of the types described in clauses (i), (ii), (iv), (viii), (ix) and (x) of the definition thereof and, without duplication, of the type described in clause (vi) of the definition thereof (to the extent relating to Indebtedness of the types described in clauses (i), (ii), (iv), (viii), (ix) and (x) of the definition thereof) owing by the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, for the Test Period most recently ended on or prior to such date or any date of determination, the ratio of Consolidated EBITDA for the Test Period most recently ended on or prior to such date or any date of determination to Consolidated Interest Expense for the Test Period most recently ended on or prior to such date or any date of determination.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries (which term shall include, without limitation and on a pro forma basis reasonably satisfactory to the Administrative Agent, any Person which was acquired pursuant to an Acquisition consummated after the beginning of such period) for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (x) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period and (y) the product of (i) all dividends actually paid, whether paid in cash or in any other consideration, during such period with respect to any Disqualified Preferred Stock, multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Borrower, expressed as a decimal; provided that there shall be excluded from Consolidated Interest Expense (a) the amortization of any deferred financing costs to the extent same would otherwise have been included therein and (b) any interest expense attributable to, or arising because of any VIE Transaction not prohibited hereunder.

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“Consolidated Net Income” shall mean, for any period, the net after tax income of the Borrower and its Subsidiaries (which term shall include, without limitation and on a pro forma basis reasonably satisfactory to the Administrative Agent, any Person which was acquired pursuant to an Acquisition consummated after the beginning of such period) determined on a consolidated basis; provided that in determining Consolidated Net Income (i) the net income of any Person that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting shall be included only to the extent of the payment of dividends or disbursements by such Person to the Borrower or a Wholly-Owned Subsidiary of the Borrower during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends and disbursements by that Subsidiary of net income is not at the date of determination permitted by operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders and (iii) the net income of any Person acquired by the Borrower or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

“Consolidated Net Tangible Assets” shall mean, at any date, an amount equal to the Consolidated Total Assets of the Borrower and its Subsidiaries minus Consolidated Current Liabilities of the Borrower and its Subsidiaries minus goodwill and other intangible assets and the minority interests of others in the Subsidiaries of the Borrower appearing on the consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Total Assets” shall mean, as to any Person at any date, all assets that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection or product warranties extended, in each case, in the ordinary course of business and (y) the guarantee by the Borrower of any operating lease of any Subsidiary of the Borrower. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in

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respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of the Borrower on the Restatement Effective Date and each other director if such director’s nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

“Covenant Holiday” has the meaning provided in Section 10.07.

“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and the Subsidiaries Guaranty (if any), each Incremental Revolving Loan Commitment Agreement and, after the execution and delivery thereof, each additional guaranty, assumption agreement and Joinder Agreement executed pursuant to Section 9.10.

“Credit Event” shall mean the making of any Loan (other than a Loan made pursuant to Section 2.01(b) or (c) or Section 3) or the issuance of any Letter of Credit.

“Credit Party” shall mean the Borrower and each Subsidiary Guarantor (if any).

“DBAG” shall mean Deutsche Bank AG New York Branch, in its individual capacity.

“DBSI” shall mean Deutsche Bank Securities Inc., in its individual capacity.

“Declining Lender” shall have the meaning provided in Section 4.04.

“Debt Rating” shall mean, on any date, each of the Borrower’s corporate credit ratings (or the equivalent thereof) as most recently publicly announced by Moody’s and S&P.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section  2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing

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Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section  2.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Disposition” shall have the meaning provided in Section 10.02(b).

“Disqualified Preferred Stock” shall mean any Equity Interest that by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Preferred Stock, in each case, on or prior to the 91st day following the Maturity Date; provided that (i) any Equity Interests that would constitute Disqualified Preferred Stock solely because the holders thereof have the right to require the Borrower to repurchase such Disqualified Preferred Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Preferred Stock if the terms of such Equity Interests (and all securities into which they are convertible or for which they are exchangeable) provide that the Borrower may not repurchase or redeem

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any such Equity Interests (and all securities into which they are convertible or for which they are exchangeable) pursuant to such provision unless the Obligations (other than contingent indemnification claims) are fully satisfied prior thereto or simultaneously therewith and (ii) only the portion of the Equity Interests meeting one of the foregoing clauses (a) through (d) prior to the date that is ninety-one (91) days after the Maturity Date will be deemed to be Disqualified Preferred Stock. Notwithstanding the preceding sentence, (A) if such Equity Interest is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Subsidiary, such Equity Interest shall not constitute Disqualified Preferred Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower (or any Subsidiary) shall be considered Disqualified Preferred Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States, any State or territory thereof or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.05(b).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, the United Kingdom, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” shall mean and include a commercial bank, a financial institution, any fund that regularly invests in bank loans or other “accredited investor” (as

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defined in Regulation D of the Securities Act) but in any event excluding the Borrower and its Subsidiaries.

“End Date” shall have the meaning assigned that term in the definitions of “Applicable Facility Fee Percentage” and “Applicable Margins”, contained herein.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interest” of any Person shall mean any and all shares, interests, non-contingent rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be

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deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loan” shall mean each Loan that bears interest at the Eurodollar Rate designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean with respect to each Interest Period for a Eurodollar Loan, (i) (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the offered rate which appears on the page of the Reuters Screen which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in Dollars, or (b) in the event the rate referenced in the preceding sub-clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the offered rate on such other page or other service which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in Dollars, or (c) in the event the rates referenced in the preceding sub-clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent at which the Administrative Agent could borrow funds in the London interbank market at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period, were it to do so by asking for and then accepting offers in Dollars of amounts in same day funds comparable to the principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is then being determined and with maturities comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) or such other replacement rate as may be agreed among the Borrower, the Administrative Agent and the Required Lenders; provided that if such rate is below zero, the Eurodollar Rate shall be deemed to be zero.

“Event of Default” shall have the meaning provided in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Domestic Subsidiary” shall mean (a) any Domestic Subsidiary that is prohibited by any applicable law from guaranteeing Obligations for so long as such prohibition exists, (b) any Domestic Subsidiary that is a CFC Holding Company, except that

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each CFC Holding Company shall cease to be an Excluded Domestic Subsidiary on the date that is 30 days after the date the Administrative Agent shall have provided the Borrower written notice to the effect that as a result of a change of law, the execution of a Subsidiaries Guaranty by such CFC Holding Company would not result in a material adverse U.S. federal income tax consequence to the Borrower, unless the Borrower shall have provided the Administrative Agent with an opinion, in form and substance satisfactory to the Administrative Agent, to the effect that notwithstanding such change in law, the failure to treat such CFC Holding Company as an Excluded Domestic Subsidiary would result in material U.S. federal income tax consequences to the Borrower, (c) any Domestic Subsidiary that is not an “Eligible Contract Participant” as defined in the Commodity Exchange Act with respect to Excluded Swap Obligations, (d) any Domestic Subsidiary that is an Immaterial Subsidiary or for which the burden or cost of obtaining a guarantee of the Obligations is excessive in comparison to the benefit to the Lenders as reasonably determined by the Administrative Agent in consultation with the Borrower and (e) any special purpose entity used for any Permitted Securitization.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor (if any), any Swap Obligation if, and to the extent that, all or a portion of the Subsidiaries Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a Lien to secure, such Swap Obligation (or any Subsidiaries Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Subsidiaries Guaranty of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Subsidiaries Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Lender or required to be withheld or deducted from a payment to any Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section  2.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section  5.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 5.04(b) and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Existing Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Existing Lender” shall mean each “Lender” under, and as defined in, the Existing Credit Agreement as of the Restatement Effective Date.

“Existing Letters of Credit” shall have the meaning provided in Section 3.01(a).

“Existing Maturity Date” shall have the meaning provided in Section 4.04.

“Existing Swingline Loan” has the meaning provided in Section 2.01(b).

“Facility Fee” shall have the meaning provided in Section  4.01(a).

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Farm Credit Lender” shall mean a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law or regulation adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day or, if such rate is not so published for any day which is a Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBAG on such day on such transactions as determined by the Administrative Agent; provided that if such rate is below zero, the Federal Funds Rate shall be deemed to be zero.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“FIN 46” shall mean FASB Interpretation No. 46.

“Foreign Lender” shall mean any Lender or Issuing Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

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“Foreign Official” shall have the meaning provided in Section 8.08(c).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that, subject (to the extent provided therein) to Section 1.02, determinations in accordance with GAAP for purposes of the Applicable Facility Fee Percentage, the Applicable Margins and Section 10, including defined terms as used therein, and for all purposes of determining the Leverage Ratio, shall be made in accordance with GAAP, and utilize accounting principles and policies in conformity with, GAAP and such principles and policies used to prepare the historical financial statements referred to in Section 8.05(a).

“Guaranteed Obligations” shall mean the “Guaranteed Obligations” under, and as defined in, the Subsidiaries Guaranty; provided that, Guaranteed Obligations shall exclude any Excluded Swap Obligations.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing any level of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

“Highest Applicable Margins” shall have the meaning assigned that term in the definitions of “Applicable Facility Fee Percentage” and “Applicable Margin” contained herein.

“Immaterial Subsidiaries” shall mean each Subsidiary of the Borrower (a) the assets of which do not exceed 5.0% of Consolidated Total Assets of the Borrower and its Subsidiaries and (b) the contribution to Consolidated EBITDA of the Borrower and its Subsidiaries of which does not exceed 5.0%, in each case, as of the last day of the most recently ended Test Period; provided that if the Subsidiaries that constitute Immaterial Subsidiaries pursuant to the preceding portion of this definition account for, in the aggregate,

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more than 10.0% of such Consolidated Total Assets and more than 10.0% of the Consolidated EBITDA, each as described in the preceding portion of this definition, then the term “Immaterial Subsidiary” shall not include each such Subsidiary (starting with the Subsidiary that accounts for the most Consolidated Total Assets or Consolidated EBITDA and then in descending order) necessary to account for at least 90% of the Consolidated Total Assets and 90% of the Consolidated EBITDA.

“Incremental Revolving Loan Commitment” shall mean, for each Incremental RL Lender, any commitment by such Incremental RL Lender to make Revolving Loans pursuant to Section 2.01(a) as agreed to by such Incremental RL Lender in the respective Incremental Revolving Loan Commitment Agreement delivered pursuant to Section 2.14; it being understood, however, that on each Incremental Revolving Loan Commitment Date, such Incremental Revolving Loan Commitment of such Incremental RL Lender shall, as applicable, become or be added to (and thereafter become a part of) the Commitment of such Incremental RL Lender for all purposes of this Agreement as contemplated by Section 2.14 and as same may be reduced or terminated pursuant to Sections 4.02, 4.03 and/or 11.

“Incremental Revolving Loan Commitment Agreement” shall mean an Incremental Revolving Loan Commitment Agreement substantially in the form of Exhibit L (appropriately completed).

“Incremental Revolving Loan Commitment Date” shall mean each date upon which an Incremental Revolving Loan Commitment under an Incremental Revolving Loan Commitment Agreement becomes effective as provided in Section 2.14(b)(i).

“Incremental Revolving Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Revolving Loan Commitment on a given Incremental Revolving Loan Commitment Date, the satisfaction of each of the following conditions: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Revolving Loan Commitments then requested or provided had been incurred on the Incremental Revolving Loan Commitment Date), (ii) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 10.07 and 10.08 for the Test Period most recently ended prior to the relevant Incremental Revolving Loan Commitment Date on a pro forma basis, as if the maximum principal amount of all Revolving Loans estimated by the Borrower in good faith to be outstanding against the Total Commitments (after giving effect to such Incremental Revolving Loan Commitments) during the six-month period following the relevant Incremental Revolving Loan Commitment Date had been incurred on the first day of such Test Period, (iii) the Borrower shall have certified to the Administrative Agent that the incurrence of Loans in an aggregate principal amount equal to the full amount of the Total Commitment (after giving effect to all Incremental Revolving Loan Commitments then requested or provided) is permitted under, and in accordance with all indentures and all other material debt agreements to which a Credit Party is a party, (iv) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of the relevant Incremental Revolving Loan Commitment Date (after giving effect to

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the incurrence of the respective Loan), unless stated to relate to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date, (v) all other conditions precedent agreed to by the Borrower that may be set forth in the respective Incremental Revolving Loan Commitment Agreement shall have been satisfied to the reasonable satisfaction of the Administrative Agent, and (vi) the delivery by the Borrower of an officer’s certificate to the Administrative Agent certifying as to compliance with preceding clauses (i), (ii), (iii) and (iv) and containing the calculations required by preceding clauses (ii) and/or (iii) (as applicable).

“Incremental RL Lender” shall have the meaning provided in Section 2.14(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person; provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (iii) shall be equal to the lesser of the aggregate unpaid amount of such Indebtedness and the fair market value of the assets of such Person which secure such Indebtedness, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of another Person, (vii) all obligations under any Interest Rate Protection Agreement, Other Hedging Agreement or under any similar type of agreement, (viii) all Attributable Debt of such Person, (ix) the amount of any Permitted Securitizations of such Person, and (x) the greater of the aggregate liquidation value or the maximum fixed repurchase price of all Disqualified Preferred Stock, provided that, notwithstanding the foregoing, (x) Indebtedness outstanding (a) pursuant to trade payables and accrued expenses incurred in the ordinary course of business and earn outs and other similar contingent payments, and (b) under leases which are or would be properly characterized as operating leases in accordance with generally accepted accounting principles existing on the Restatement Effective Date, regardless of any change in accounting principles occurring after the Restatement Effective Date, shall be excluded in determining Indebtedness and (y) liabilities presented on the balance sheet of the Borrower or any Subsidiary shall not constitute Indebtedness to the extent attributable to, or arising because of, a VIE Transaction not prohibited hereunder.

“Individual Exposure” of any Lender shall mean, at any time, the sum of (x) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (y) such Lender’s Letter of Credit Exposure and (z) such Lender’s Swingline Loan Exposure.

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“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Issuing Lender” shall mean DBAG (which for purposes of this definition also shall include any banking affiliate of DBAG) and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 3. On the Sixth Amendment Effective Date the sole Issuing Lender is DBAG.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit K (appropriately completed).

“L/C Supportable Obligations” shall mean obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers’ compensation, surety bonds and other similar statutory obligations, and all other obligations not otherwise prohibited by the terms of this Agreement.

“Lead Arranger” shall mean DBSI, in its capacity as Sole Lead Arranger and Bookrunner.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” hereunder pursuant to Section 2.13, 2.14 or 13.04(b).

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Back-Stop Arrangements” shall mean, with respect to any Letter of Credit, arrangements satisfactory to the Issuing Lender entered into by the Issuing Lender and the Borrower to eliminate or protect against such Issuing Lender’s risk with respect to each Defaulting Lender’s participation in Letters of Credit issued by such Issuing Lender (which arrangements are hereby consented to by the Lenders), by cash collateralizing and/or providing backstop letters of credit in respect of each Defaulting Lender’s Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit.

“Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit. The Letter of

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Credit Exposure of any Lender at any time shall be its Percentage of the aggregate Letter of Credit Exposure at such time.

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

“Letter of Credit Request” shall mean any request for the issuance of a Letter of Credit made by the Borrower pursuant to Section 3.03(a).

“Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness (but excluding any Indebtedness arising in the ordinary course of business in connection with any Other Hedging Agreements entered into with respect to commodities values, and which are bona fide hedging activities and are not for speculative purposes, to the extent such Indebtedness is (a) cash collateralized or (b) supported by a Letter of Credit) on such date to Consolidated EBITDA for the Test Period last ended on or prior to such date.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(c).

“Margin Regulations” shall mean Regulation T, Regulation U and Regulation X.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their obligations to the Administrative Agent or the Lenders under this Agreement or any other Credit Document.

“Maturity Date” shall mean November 29, 2022 or the applicable anniversary thereof as determined in accordance with Section 4.04.

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“Maturity Extension Request” shall have the meaning provided in Section 4.04.

“Maximum Swingline Amount” shall mean $50,000,000.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans $1,000,000 and (ii) for Swingline Loans, $100,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any Subsidiaries of the Borrower or any ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” shall mean each Revolving Note and the Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03.

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, Florida 32256, Attention: Lee Scherin (tele: (904) 520-5353) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to any Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“OFAC” shall have the meaning assigned to that term in the definition of “Sanctions” contained herein.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

“Participant” shall have the meaning provided in Section 3.04(a).

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, NY 10005, Attn: Loan Operations, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

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“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor agency thereto.

“Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the terms hereof); provided, further, that in the case of Section 2.15 when a Defaulting Lender shall exist, “Percentage” shall mean the percentage of the Total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Permitted Holders” shall mean all or any of (a) the descendants of William H. Flowers, Sr. and members of their immediate families, or any estate or heir of any of the foregoing, and (b) any trust, limited partnership, limited liability company, corporation or other entity, the beneficiaries, partners, members, shareholders or other equity holders of which consist solely of one or more Persons referenced in clause (a) of this definition.

“Permitted Borrower Indebtedness” shall mean any Indebtedness incurred by the Borrower after the Restatement Effective Date, so long as (i) both before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the financial covenant contained in Section 10.07, both immediately before and after giving effect to each incurrence of such Indebtedness and (iii) such Indebtedness (and any guarantees thereof) shall rank pari passu or junior to the Obligations hereunder.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Securitization” shall mean any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary of the Borrower pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and collateral securing such Receivables, contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations or supporting obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (i) to a trust, partnership, corporation or other Person (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity created primarily for the purposes of such transaction or transactions), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such

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Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity primarily created for purposes of such transaction or transactions), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein; provided that (x) any such transactions shall provide for recourse to such Subsidiary of the Borrower or the Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions and (y) the aggregate amount of all such transactions constituting “Permitted Securitizations” shall not exceed an aggregate amount equal to $250,000,000 at any one time outstanding. The “amount” or “principal amount” of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal, or stated amount, of the Indebtedness or fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the transferee in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary of the Borrower in respect of such Receivables and paid to such transferee, in each case excluding any amounts applied to purchase fees or discount or in the nature of interest and the aggregate principal amount or stated amount of Indebtedness, fractional undivided interests or other securities held by the Borrower, such Subsidiary or any Affiliate.

“Permitted Subsidiary Guarantee Obligations” shall mean (a) while the Subsidiaries Guaranty is in effect (or required to be in effect in accordance with the terms of the Credit Documents), any guarantee by a Subsidiary Guarantor of Permitted Borrower Indebtedness and (b) at all other times any guarantee by a Subsidiary of Permitted Borrower Indebtedness.

“Permitted Subsidiary Indebtedness” shall mean any Indebtedness incurred by any Subsidiary of the Borrower after the Restatement Effective Date (other than (x) the Guaranteed Obligations and (y) Permitted Subsidiary Guarantee Obligations), so long as (i) both before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the financial covenant contained in Section 10.07, both immediately before and after giving effect to each incurrence of such Indebtedness, (iii) such Indebtedness (and any guarantees thereof) shall rank pari passu or junior to the Obligations hereunder and the Guaranteed Obligations, as the case may be, (iv) the aggregate principal amount of all Permitted Subsidiary Indebtedness incurred by Foreign Subsidiaries of the Borrower shall not exceed at any time $10,000,000 and (v) the sum of (A) the aggregate principal amount of all Permitted Subsidiary Indebtedness plus (B) the aggregate principal amount of all Indebtedness

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(other than Permitted Subsidiary Indebtedness) secured by Liens permitted in reliance on Section 10.01(xiii), shall not exceed at any time the greater of (1) $250,000,000 and (2) 15% of Consolidated Net Tangible Assets of the Borrower and its Subsidiaries.

“Person” shall mean any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any single-employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

“Preferred Stock” as applied to the capital stock of any Person, means capital stock of such Person of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

“Prime Lending Rate” shall mean the rate which DBAG announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Qualified Preferred Stock” shall mean any Preferred Stock that is not Disqualified Preferred Stock.

“Quarterly Payment Date” shall mean the last Business Day of each of March, June, September and December occurring after the Restatement Effective Date.

“Quarterly Pricing Certificate” shall have the meaning assigned to that term in the definitions of “Applicable Facility Fee Percentage” and “Applicable Margin” contained herein.

“RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.

“Receivables” shall mean accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance).

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

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“Register” shall have the meaning provided in Section 13.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Assets” shall have the meaning provided in the definition of Permitted Securitization.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .21, .22, .23, .25, .27, or .28, of PBGC Regulation Section 4043.

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of Swingline Loans and Letter of Credit Outstandings) represent greater than 50% of the Total Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

“Restatement Effective Date” shall mean May 20, 2011.

“Returns” shall have the meaning provided in Section 8.09.

“Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

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“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, such property.

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Sixth Amendment Effective Date, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country if doing business with such Person would be in violation of any applicable Sanctions law required to be observed or (c) any Person owned or controlled by any such Person referred to in preceding clauses (a) or (b).

“SEC” shall have the meaning provided in Section 9.01(f).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Significant Acquisition” shall mean any Acquisition by the Borrower or any of its Subsidiaries for Aggregate Consideration of $400,000,000 or more.

“Sixth Amendment” shall mean that certain Sixth Amendment to this Agreement, dated as of November 29, 2017, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Effective Date” shall mean November 29, 2017.

“Specified Default” shall mean (x) any Default under Section 11.01 or 11.05 or (y) any Default under Section  11.03(ii) occurring as a result of the failure by the Borrower to deliver the financial statements within the time period required by Sections 9.01(a) or (b) (together with, in each case, the accompanying certification required by Section 9.01(c)).

“Start Date” shall have the meaning assigned to that term in the definitions of “Applicable Facility Fee Percentage” and “Applicable Margin” contained herein.

“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount then available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

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“Subsidiaries Guaranty” shall mean a subsidiaries guaranty substantially in the form of Exhibit G.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean, at any time, each Wholly-Owned Domestic Subsidiary that is a party to the Subsidiaries Guaranty at such time.

“Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Back-Stop Arrangements” shall mean arrangements satisfactory to the Swingline Lender entered into between the Swingline Lender and the Borrower to eliminate or protect against the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in Swingline Loans (which arrangements are hereby consented to by the Lenders), by cash collateralizing and/or providing backstop letters of credit in respect of such Defaulting Lender’s Percentage of all Swingline Loan Exposure.

“Swingline Expiry Date” shall mean the date which is five Business Days prior to the Maturity Date.

“Swingline Lender” shall mean DBAG.

“Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Swingline Loan Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Loan Exposure of any Lender at any time shall be its Percentage of the aggregate Swingline Loan Exposure at such time.

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other

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taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Borrower then last ended, in each case taken as one accounting period.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders (including, without limitation, any Incremental Revolving Loan Commitment added to the Total Commitment as contemplated in Section 2.14).

“Total Unutilized Commitment” shall mean, at any time, an amount equal to the remainder of (i) the Total Commitment then in effect, less (ii) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year each exceeds the value of the assets allocable thereto, each determined in accordance with the funding requirements set forth under Section 412 of the Code, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided for in Section 3.05(a).

“Unutilized Commitment” with respect to any Lender, at any time, shall mean such Lender’s Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender’s Percentage of the Letter of Credit Outstandings at such time.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“VIE Transaction” shall mean a transaction between the Borrower or any Subsidiary and a Person where such Person is, because of the nature of such transaction and the relationship of the parties, a variable interest entity under FIN 46(r).

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“Voting Participant” shall have the meaning provided for in Section 13.04(a).

“Voting Participant Notification” shall have the meaning provided for in Section 13.04(a).

“Wholly-Owned Domestic Subsidiary” of any Person shall mean each Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and shares of a Foreign Subsidiary required by law to be held by a citizen or resident of the jurisdiction of organization thereof) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time.

“Withholding Taxes” shall have the meaning provided in Section 5.04(a).

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)      As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (iv) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and permitted assigns and (B) the Borrower or any other Credit Party shall be construed to include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding, (v) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), and (vi) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to

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any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(c)      If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with GAAP as of the Restatement Effective Date for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the Borrower and Required Lenders enter into a mutually acceptable amendment addressing such changes in accordance herewith.

(d )         The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(e )         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. ~~SECTION 1.~~    Amount and Terms of Credit.

2.01 ~~1.01~~     Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Restatement Effective Date and prior to the Maturity Date, a revolving loan or revolving loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section ~~1.10~~2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender’s Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Lender at such time and (v) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings

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which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Commitment at such time.

(b)         Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make at any time and from time to time on or after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof; provided that the Borrower shall repay each Swingline Loan in full on the earlier to occur of (i) the date that is five Business Days after such Swingline Loan was incurred by the Borrower and (ii) the Swingline Expiry Date, ~~(~~provided, further that any Swingline Loan not repaid by the Borrower when so due shall be deemed paid by the proceeds of a new Revolving Loan of equal amount made on such day notwithstanding (A) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (B) whether any conditions specified in Section 7 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) the date of such Mandatory Borrowing, and (E) the amount of the Total Commitment at such time, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Commitment at such time, and (v) shall not exceed in the aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Agreement, (i) the Swingline Lender’s obligation to make Swingline Loans at any time that there is a Defaulting Lender shall be subject to Section ~~1.15~~2.15 and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default ~~exists~~has occurred and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders. It is acknowledged and agreed that each of the outstanding swingline loans which were incurred under the Existing Credit Agreement and which remain outstanding on the Restatement Effective Date and are set forth on Schedule III (each, an “Existing Swingline Loan” and, collectively, the “Existing ~~Swingling~~Swingline Loans”) shall, from and after the Restatement Effective Date, constitute a Swingline Loan for all purposes of this Agreement.

(c)         On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section ~~10.05~~11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section ~~10~~11), in which case one or more Borrowings of Revolving Loans

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constituting Base Rate Loans (each such Borrowing, and any Borrowing pursuant to the second proviso of Section 2.01(b) above, each a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section ~~10~~11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section ~~6~~7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section ~~10~~11), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

2.02 ~~1.02~~    Minimum Amount of Each Borrowing.    The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans; provided that Mandatory Borrowings shall be made in the amounts required by Section ~~1.01~~2.01(b) or (c). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans in the aggregate.

2.03 ~~1.03~~    Notice of Borrowing.  (a)  Whenever the Borrower desires to incur Revolving Loans hereunder (excluding Borrowings of Swingline Loans and Revolving Loans incurred pursuant to Mandatory Borrowings), an Authorized Representative of the Borrower shall give the Administrative Agent at the Notice Office prior written notice (or telephonic notice promptly confirmed in writing) not later than ~~10:00~~11:00 A.M. (New York time) on the date of each Base Rate Loan incurred hereunder, and not later than 11:00 A.M. (New York

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time) on the third Business Day prior to each Eurodollar Loan incurred hereunder. Each such written notice or written confirmation of telephonic notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section ~~1.10~~2.10, shall be irrevocable and shall be given by an Authorized Representative of the Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)        (i)    Whenever the Borrower desires to incur Swingline Loans hereunder, an Authorized Representative of the Borrower shall give the Swingline Lender not later than ~~12:00 Noon~~1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

(ii)        Mandatory Borrowings shall be made upon the notice specified in ~~Section  1.01~~Sections 2.01(b) and (c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as so set forth ~~in Section 1.01(c)~~.

(c)        Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing, conversion or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, conversion or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s and the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing, conversion or prepayment of Loans, as the case may be, absent manifest error.

2.04 ~~1.04~~    Disbursement of Funds.        No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (w) in the case of Revolving Loans to be maintained as Base Rate Loans, no later than 2:00 P.M. (New York time) on the date specified in the respective Notice of Borrowing, (x) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified pursuant to Section ~~1.03~~2.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section ~~1.01~~2.01(b) or (c)), each Lender will make available its pro rata portion (determined in accordance with Section ~~1.07~~2.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts will be made available in Dollars and in

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immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders ((x) for Loans other than Swingline Loans and Revolving Loans maintained as Base Rate Loans, prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day and (y) for Swingline Loans and Revolving Loans maintained as Base Rate Loans, prior to 3:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section ~~1.08~~2.08. Nothing in this Section ~~1.04~~2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05 ~~1.05~~    Notes.    (a)    The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.17 and shall, if requested by such Lender, also be evidenced (i) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a “Revolving Note” and, collectively, the “Revolving Notes”) and (ii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b)        The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date (or, if issued to an Eligible Transferee after the Restatement Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount

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equal to the Commitment of such Lender and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section ~~1.08~~2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section ~~4.01~~5.01 and mandatory repayment as provided in Section ~~4.02~~5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c)        The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section ~~1.08~~2.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section ~~4.01~~5.01, and mandatory repayment as provided in Section ~~4.02~~5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d)        Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loans.

(e)        Notwithstanding anything to the contrary contained above in this Section ~~1.05~~2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time (or from time to time) specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (d). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall (at its expense) promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

2.06 ~~1.06~~    Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) ~~except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and~~ no ~~such~~ partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the

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Required Lenders specifically otherwise agree in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Specified Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section ~~1.06~~2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section ~~1.02~~2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days’ prior notice (each a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion.

2.07 ~~1.07~~        Pro Rata Borrowings.    All Borrowings of Revolving Loans (including Mandatory Borrowings) under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Revolving Loans hereunder.

2.08 ~~1.08~~    Interest.     (a)    The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section ~~1.06~~2.06 or ~~1.09~~2.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate as in effect from time to time.

(b)        The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section ~~1.06~~2.06, ~~1.09~~2.09 or ~~1.10~~2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

(c)        Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to ~~the greater of~~ (x) in the case of Loans, the rate which is 2% in excess of the rate then borne by such Loans and (y) otherwise, the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time~~, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time~~. Interest that accrues under this Section ~~1.08~~2.08(c) shall be payable on demand.

(d)        Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan (x) quarterly in arrears on each Quarterly Payment Date, (y) in the case of a repayment in full of all outstanding Base Rate Loans, on the date of such repayment or prepayment, and (z) at maturity (whether by acceleration or otherwise) and, after such

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maturity, on demand, and (ii) in respect of each Eurodollar Loan (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (y) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)        Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09 ~~1.09~~    Interest Periods.     At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Representative of the Borrower give the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, three or six-month period, provided that, in each case:

(i)        all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)        the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)        if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)        if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v)        unless otherwise agreed in writing by the Required Lenders, no Interest Period may be selected at any time when any Specified Default or any Event of Default is then in existence;

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(vi)        no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Maturity Date; and

(vii)        the selection of Interest Periods shall be subject to the provisions of Section ~~1.02~~2.02.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10 ~~1.10~~    Increased Costs, Illegality, etc.    (a)    In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent or the Required Lenders, as set forth below):

(i)        (x) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or (y) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans; or

(ii)        at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to~~:    (A)~~ a change in ~~the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or profits of such Lender, in either case pursuant to the laws of the United States of Americas, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in~~ official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Restatement Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market (including the Eurodollar Rate with respect to such Eurodollar Loan does not adequately and fairly reflect the cost to such Lender of funding such Eurodollar Loan); ~~or~~provided

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however, that this Section 2.10(a)(ii) shall apply only to Taxes (other than (A) Withholding Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) with respect to the Administrative Agent, any Lender or any Issuing Lender, Taxes imposed as a result of a present or former connection between such Administrative Agent, Lender or Issuing Lender and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Lender or Issuing Lender having executed, delivered or become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document)) on such Lender’s loans, loan principle, letters of credit, commitments, or other obligations, or its deposits, reserves, or other liabilities or capital attributable thereto; or

(iii)        at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing or other electronic means) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section ~~1.10~~2.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

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(b)        At any time that any Eurodollar Loan is affected by the circumstances described in Section ~~1.10~~2.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section ~~1.10~~2.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section ~~1.10~~2.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day’s written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan at the end of the then current Interest Period or at such earlier date as may be required to eliminate such circumstance or to comply with applicable law, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section ~~1.10~~2.10(b).

(c)        If any Lender determines that after the Restatement Effective Date the introduction or effectiveness of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitment hereunder or its Loans or obligations hereunder, then the Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section ~~1.10~~2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section ~~1.10~~2.10(c), will give written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

(d)        Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change after the Restatement Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section ~~1.10~~2.10 and Section ~~2.06~~3.06).

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(e)     If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen, but the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternative rate of interest to the Eurodollar Rate that gives due consideration to the then-prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 13.12, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (e), any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower.

2.11 ~~1.11~~    Compensation.    The Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section ~~1.10~~2.10(a)); (ii) if any repayment (including any repayment made pursuant to Sections ~~1.13~~2.13, ~~4.01~~5.01, ~~4.02~~5.02, 13.12(b) or as a result of an acceleration of the Loans pursuant to Section ~~10~~11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section ~~1.10~~2.10(b).

2.12 ~~1.12~~    Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section ~~1.10~~2.10(a)(ii) or (iii), Section ~~1.10~~2.10(c), Section ~~2.06~~3.06 or Section ~~4.04~~3.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations

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of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section ~~1.12~~2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections ~~1.10~~2.10, ~~2.06~~3.06 and ~~4.04~~5.04.

2.13 ~~1.13~~    Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of an event giving rise to the operation of Section ~~1.10~~2.10(a)(ii) or (iii), Section ~~1.10~~2.10(c), Section ~~1.10~~2.10(d), Section ~~2.06~~3.06 or Section ~~4.04~~5.04 with respect to any Lender which results in such Lender ~~charging to~~requesting reimbursement by the Borrower ~~increased costs in excess of a de minimis amount in excess of those being generally charged by the other Lenders~~ or (z) as provided in Section 13.12(b) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Specified Default or Event of Default then exists (or, in the case of preceding clause (z) will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section ~~1.13~~2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Revolving Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section ~~3.01~~4.01, (y) each Issuing Lender an amount equal to such Replaced Lender’s Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender, together with all then accrued and unpaid interest with respect thereto at such time and (z) the Swingline Lender an amount equal to such Replaced Lender’s Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, together with all then accrued and unpaid interest thereon at such time and (ii) all Obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the

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appropriate Revolving Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06, ~~4.04~~5.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

2.14  ~~1.14~~    Incremental Revolving Loan Commitments. (a) So long as the Incremental Revolving Loan Commitment Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right at any time and from time to time and upon at least 5 Business Days’ prior written notice to the Administrative Agent, to request on no more than two occasions per fiscal year of the Borrower (or, with the prior written approval of the Administrative Agent, on no more than three occasions per fiscal year of the Borrower) that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Revolving Loan Commitment as a result of any such request by the Borrower, (ii) until such time, if any, as (x) such Lender (or other Person who qualifies as an Eligible Transferee) has agreed in its sole discretion to provide an Incremental Revolving Loan Commitment and executed and delivered to the Administrative Agent an Incremental Revolving Loan Commitment Agreement in respect thereof as provided in clause (b) of this Section ~~1.14~~2.14 and (y) the Incremental Revolving Loan Commitment Requirements shall have been satisfied, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Incremental Revolving Loan Commitment provided pursuant to this Section ~~1.14~~2.14, (iii) any Lender (or any other Person who qualifies as an Eligible Transferee) may so provide an Incremental Revolving Loan Commitment without the consent of any other Lender, (iv) any Incremental Revolving Loan Commitments added to the Total Commitment on a given date pursuant to this Section ~~1.14~~2.14 shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Incremental Revolving Loan Commitments permitted to be provided pursuant to this Section ~~1.14~~2.14 shall not cause the Total Commitment to exceed $700,000,000 ~~(after giving effect to all such Incremental Revolving Loan Commitments in an amount not to exceed $200,000,000 in the aggregate)~~ and (vi) all actions taken by the Borrower pursuant to this Section ~~1.14~~2.14 shall be done in coordination with the Administrative Agent. For the avoidance of doubt, the Borrower may request Incremental Revolving Loan Commitments from Persons reasonably acceptable to the Administrative Agent and each Issuing Lender which would qualify as Eligible Transferees without first requesting such Incremental Revolving Loan Commitments from the then existing Lenders.

(b)     In connection with the Incremental Revolving Loan Commitments to be provided pursuant to this Section ~~1.14~~2.14, (i) the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee (each, an “Incremental RL Lender”) which agrees to provide an Incremental Revolving Loan Commitment shall execute and deliver to the Administrative Agent an Incremental Revolving Loan Commitment Agreement, with the effectiveness of such Incremental RL Lender’s Incremental Revolving Loan Commitment to occur upon delivery of such Incremental Revolving Loan Commitment Agreement (fully

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executed by all Persons party thereto) to the Administrative Agent, the payment of any fees required in connection therewith (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent) and (ii) the Incremental Revolving Loan Commitment Requirements shall have been satisfied as of the relevant Incremental Revolving Loan Commitment Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Loan Commitment Agreement, and upon the effectiveness of such Incremental Revolving Loan Commitment Agreement (i) the Total Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Loan Commitments, (ii) Schedule I shall be deemed modified to reflect the revised or new Commitments of the affected existing Lenders and each new Person added as a Lender (provided such new Person qualifies as an Eligible Transferee), which Commitment shall equal (x) in the case of a Person providing an Incremental Revolving Loan Commitment who was not a Lender prior to effectiveness of the Incremental Revolving Loan Commitment Agreement, an amount equal to the Incremental Revolving Loan Commitment for such Person as described in such Incremental Revolving Loan Commitment Agreement and (y) in the case of a Person providing an Incremental Revolving Loan Commitment who is an existing Lender, an amount equal to the sum of the Incremental Revolving Loan Commitment for such Person as described in such Incremental Revolving Loan Commitment Agreement plus such Lender’s Commitment immediately prior to giving effect to such Incremental Revolving Loan Commitment Agreement and (iii) to the extent requested by any Incremental RL Lender, Revolving Notes will be issued, at the Borrower’s expense, to such Incremental RL Lender, to be in conformity with the requirements of Section ~~1.05~~2.05 (with appropriate modification) to the extent needed to reflect the new Commitment made by such Incremental RL Lender.

(c)     In connection with any provision of Incremental Revolving Loan Commitments pursuant to this Section ~~1.14~~2.14, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (i) the Borrower shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Loans of certain of the Lenders, and incur additional or new Revolving Loans from certain other Lenders (including the Incremental RL Lenders) or (y) take such other actions as may be reasonably required by the Administrative Agent (including by requiring new Revolving Loans to be incurred and added to then outstanding Borrowings of the respective Revolving Loans, even though as a result thereof such new Loans (to the extent required to be maintained as Eurodollar Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective Revolving Loans), in each case to the extent necessary so that all of the Lenders effectively participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their Percentages (determined after giving effect to any increase in the Total Commitment pursuant to this Section ~~1.14~~2.14), (ii) the Borrower shall pay to the respective Lenders any costs of the type referred to in Section ~~1.11~~2.11 in connection with any repayment and/or Borrowing required pursuant to preceding clause (i), and (iii) to the extent Revolving Loans are to be so incurred or added to the then outstanding Borrowings of the respective Revolving Loans which are maintained as Eurodollar Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrower such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). In coordinating the

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actions to be taken pursuant to this Section ~~1.14~~2.14(c), the Administrative Agent shall endeavor to minimize (but shall have no express obligation to minimize) costs to the Borrower (including, without limitation, by agreeing in its sole discretion to delay any relevant Incremental Revolving Loan Commitment Date to an end of an Interest Period). All determinations by any Lender pursuant to clause (iii) of the second preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.15   ~~1.15~~    Defaulting Lenders (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)     Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 13.12;

(ii)     Any payment of principal, interest, fees (including all Fees) or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section ~~10~~11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.02 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to enter into (x) Letter of Credit Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of Letter of Credit Outstandings and (y) Swingline Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of all Swingline Loan Exposure; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) enter into Letter of Credit Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of future Letter of Credits issued under this ~~agreement~~Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Unpaid Drawings in respect of which such Defaulting Lender has not

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fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section ~~6~~7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Unpaid Drawings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Unpaid Drawings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section ~~1.15~~2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to enter into Back-Stop Arrangements pursuant to this Section ~~1.15~~2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii)     (A) the Borrower shall not be required to pay (x) any Facility Fee to such Defaulting Lender pursuant to Section ~~3.01~~4.01(a) ~~and~~or (y) any fees to such Defaulting Lender pursuant to Section ~~3.01~~4.01(b) with respect to such Defaulting Lender’s Letter of Credit Exposure;

            (B) if the Letter of Credit Exposure or Swingline Loan Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section ~~1.15~~2.15(a)(iv) below, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section ~~1.15~~2.15(a)(iv) below, (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Letter of Credit Exposure or Swingline Lender’s Swingline Loan Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee;

(iv) All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Individual Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation; and

(v)     If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) within two Business Days following notice by the Administrative Agent, first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Swingline Loan Exposure and (y) within two Business Days

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following notice by the Administrative Agent second, enter into Letter of Credit BackStop Arrangements in respect of the Issuing Lenders’ Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (iv) above)~~; and (b)~~ .

(b)     If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Back-Stop Arrangements), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section ~~1.15~~2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) So long as any Lender is a Defaulting Lender, (x) the Swingline Lender shall not be required to fund any Swingline Loans and (y) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that 100% of the related Letter of Credit Exposure and Swingline Loan Exposure is fully covered or eliminated by any combination of the following: (i) the Letter of Credit Exposure and Swingline Loan Exposure of such Defaulting Lender is reallocated, as to outstanding Letters of Credit and Swingline Loans, to the Non-Defaulting Lenders as provided in Section ~~1.15~~2.15(a)(iv) above and (ii) without limiting the provisions of clause (a)(v) above, the Borrower has entered into Letter of Credit Back-Stop Arrangements or Swingline Back-Stop Arrangements, as applicable, in respect of such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan.

SECTION 3. ~~SECTION 2.~~    Letters of Credit.

3.01  ~~2.01~~    Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only. It is

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acknowledged and agreed that each of the letters of credit which were issued under the Existing Credit Agreement and which remain outstanding on the Restatement Effective Date and are set forth on Schedule III (each such letter of credit, an “Existing Letter of Credit” and, collectively, the “Existing Letters of Credit”) shall, from and after the Restatement Effective Date, constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections ~~2.04~~3.04 and ~~3.01~~4.01, be deemed issued on the Restatement Effective Date. Schedule III sets forth, with respect to Existing Letters of Credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the stated amount, (iv) the name of the beneficiary and (v) the expiry date.

(b)     Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i)     any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder), in any such case not in effect with respect to such Issuing Lender on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, or in effect with respect to such Issuing Lender as of the Restatement Effective Date and which such Issuing Lender in good faith deems material to it; or

(ii)     such Issuing Lender shall have received notice from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section ~~2.03~~3.03(b).

(c)     Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed the lesser of (x) $50,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Swingline Loans then outstanding, an amount equal to the Total Commitment at such time, and (ii) (x) each standby Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs twelve months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to twelve months, but not beyond the tenth Business Day prior to the Maturity Date without Issuing

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Lender consent, on terms acceptable to the Issuing Lender thereof) and (B) the tenth Business Day prior to the Maturity Date, and (y) each trade Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 180 days after the date of the issuance thereof and (B) the date which is 30 Business Days prior to the Maturity Date.

3.02  ~~2.02~~    Minimum Stated Amount. The Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the respective Issuing Lender.

3.03   ~~2.03~~    Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued hereunder for its account, the Borrower shall have (x) executed and delivered to the Administrative Agent and the respective Issuing Lender at least five Business Days prior to the issuance thereof (or such shorter period as may be acceptable to the respective Issuing Lender), a Letter of Credit Request in the form of Exhibit C attached hereto (each a “Letter of Credit Request”).

(b)     The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section ~~2.01~~3.01(c). Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section ~~6~~7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section ~~2.01~~3.01(c), then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of, or modification or amendment to, any standby Letter of Credit, the Issuing Lender thereof shall notify the Administrative Agent and the Borrower, in writing, of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender, in writing, of such issuance, modification or amendment. With respect to trade Letters of Credit, the Issuing Lender shall on the first Business Day of each week provide the Administrative Agent with a written (including via facsimile or other electronic transmission) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, the issuance, renewal, extension or amendment of any Letter of Credit at any time that there is a Defaulting Lender shall be subject to the terms of Section ~~1.15~~2.15.

3.04   ~~2.04~~    Letter of Credit Participations.   (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section ~~2.04~~3.04, a “Participant”), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s Percentage, in such Letter of Credit and each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or

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Percentages of the Lenders pursuant to Section ~~1.13~~2.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section ~~2.04~~3.04 to reflect the new Percentages of the assignor and assignee Lender or of all Lenders, as the case may be.

(b)     In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable proceeding, shall not create for such Issuing Lender any resulting liability to the Borrower or any Lender.

(c)     In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section ~~2.05~~3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, on or prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant’s Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Percentage of any payment with respect to any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s Percentage of any such payment.

(d)     Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

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(e)     Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit or modifications or amendments thereto issued by it and such other documentation as may reasonably be requested by such Participant.

(f)     The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued ~~thereunder~~hereunder shall be irrevocable and not subject to any qualification or exception whatsoever (the respective Issuing Lender’s only obligation being to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)     any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)     the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

(iii)     any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)     the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)     the occurrence of any Default or Event of Default.

3.05   ~~2.05~~    Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment in Dollars to the Administrative Agent at the Payment Office in immediately available funds for the account of such Issuing Lender, for any payment or disbursement made by such Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”), ~~immediately after, and in any event on the date of such payment or~~by the next Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of a Letter of Credit disbursement made by such Issuing Lender (provided that any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. (New York time) on such day), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time)

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~~on~~one Business Day after the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice by the Issuing Lender to the Borrower of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin plus 2%, in each such case, with such interest, in each case, to be payable by the Borrower on demand. The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.

(b)     The obligations of the Borrower under this Section ~~2.05~~3.05 to reimburse the respective Issuing Lender with respect to drawings on Letters of Credit (including interest thereon) (each, a “Drawing”) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender’s only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable proceeding, shall not create for such Issuing Lender any resulting liability to the Borrower.

3.06   ~~2.06~~    Increased Costs. If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against Letters of Credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit ~~(except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein)~~, then, upon demand to the Borrower by such Issuing Lender or

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any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent) and subject to the provisions of Section 13.15 (to the extent applicable), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital, provided however, that this Section 3.06 shall apply only to Taxes (other than (A) Withholding Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) with respect to the Administrative Agent, any Lender or any Issuing Lender, Taxes imposed as a result of a present or former connection between such Administrative Agent, Lender or Issuing Lender and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Lender or Issuing Lender having executed, delivered or become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document)) on such Lender’s loans, loan principle, letters of credit, commitments, or other obligations, or its deposits, reserves, or other liabilities or capital attributable thereto. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section ~~2.06~~3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section ~~2.06~~3.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

SECTION 4. ~~SECTION 3.~~        Facility Fee; Other Fees; Reductions of Commitment.

4.01 ~~3.01~~    Fees.   (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a facility fee (the “Facility Fee”) for the account of such Non-Defaulting Lenders for the period from the Restatement Effective Date to but excluding the Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Facility Fee Percentage on the Commitment of such Non-Defaulting Lender (as in effect from time to time) (regardless of utilization). Accrued Facility Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Commitment is terminated; provided that in connection with any reallocation pursuant to Section ~~1.15~~2.15, Non-Defaulting Lenders shall be paid the Facility Fee that would otherwise have been payable in respect of the relevant Defaulting Lenders’ participation in Letter of Credit Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lenders.

(b) The Borrower agrees to pay to the Administrative Agent for pro rata distribution to each Lender (based on each such Lender’s respective Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or

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expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin (as in effect from time to time) with respect to Eurodollar Loans on the daily Stated Amount of each such Letter of Credit; provided that the Letter of Credit Fee payable with respect to any Defaulting Lender’s Letter of Credit Exposure shall be payable as set forth in Section ~~1.15~~2.15(a). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

(c)         The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued hereunder (the “Facing Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that, in no event shall the annual (or such shorter period as any Letter of Credit is outstanding) Facing Fee with respect to any Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

(d)         The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e)         The Borrower shall pay to the Administrative Agent for distribution to each Incremental RL Lender such fees and other amounts, if any, as are specified in the relevant Incremental Revolving Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Revolving Loan Commitment Date.

(f)         The Borrower agrees to pay to the Administrative Agent, such fees as may be agreed to in writing from time to time by the Borrower and the Administrative Agent and/or the Lead Arranger.

4.02 ~~3.02~~        Optional Commitment Reductions. (a) Upon at least three Business Days’ prior notice from an Authorized Representative of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment, provided that any partial reduction pursuant to this Section ~~3.02~~4.02(a) shall be in an amount of at least $5,000,000 or, if greater, in integral multiples of $1,000,000. Each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

(b)         In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been

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approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section ~~4.01~~5.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and such Lender’s Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and at such time, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06, ~~4.04~~5.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

4.03 ~~3.03~~    Mandatory Reduction of Commitments. ~~(a)~~ The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on ~~June 30, 2011 unless the Credit Agreement has been executed and delivered by all of the parties hereto and the Restatement Effective~~the Maturity Date ~~has occurred~~.

~~(b)          In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Maturity Date.~~

4.04 ~~3.04~~    Commitment Extensions. The Borrower, may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 45 days and not more than 90 days prior to each of the first ~~and~~, second, third and fourth anniversary of the ~~Restatement~~Sixth Amendment Effective Date (each such notice a “Maturity Extension Request”), request that the Lenders extend the Maturity Date for an additional one-year period, in each such case. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Borrower’s Maturity Extension Request, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to a Maturity Extension Request, then the Maturity Date shall, as to the Consenting Lenders, be extended by one year to the anniversary of the Maturity Date in effect at such time. The decision to agree or withhold agreement to any Maturity Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the then existing Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the ~~Borrowers~~Borrower shall also make such other prepayments of their respective Loans pursuant to Section ~~4.01~~5.01 as shall be

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required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (i) no Lender’s Total Unutilized Commitment shall exceed such Lender’s Commitment and (ii) the sum of the Total Commitments of all the Lenders shall not exceed the sum of the Commitments of all Lenders. Notwithstanding the foregoing provisions of this paragraph, the Borrower shall have the right, pursuant to Section ~~1.13~~2.13, at any time prior to the then Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to a Maturity Extension Request, and any such ~~replacement~~Replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this paragraph shall become effective unless the Borrower shall have satisfied ~~each of the~~such conditions precedent ~~set forth in Sections 5.02, 5.03, 5.08, 5.09, 5.11 and 5.12, modified, in each case, as appropriate to apply to each such extension~~as the consenting Lenders shall require.

SECTION 5. ~~SECTION 4.~~    Prepayments; Payments; Taxes.

5.01 ~~4.01~~    Voluntary Prepayments.   (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) an Authorized Representative of the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower’s intent to prepay Base Rate Loans and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of their intent to prepay Eurodollar Loans, whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Type of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that subject to Section ~~1.15~~2.15, at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section ~~4.01~~5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to the prepayment of Revolving Loans of a Defaulting Lender.

(b)         In the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days’ written notice by an Authorized Representative of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such

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Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) the Commitment of such Lender is terminated concurrently with such repayment pursuant to Section ~~3.02~~4.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

5.02 ~~4.02~~    Mandatory Repayments and Cash Collateralizations. (a) On any day on which the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (ii) the aggregate principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (iii) the aggregate amount of all Letter of Credit Outstandings (after giving effect to all other repayments thereof on such date) exceeds the Total Commitment as then in effect, the Borrower agrees to prepay on such day the principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to Lenders hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.

(b)         At any time that there shall exist a Defaulting Lender, within two Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall enter into Letter of Credit Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of Letter of Credit Outstandings (determined after giving effect to Section ~~1.15~~2.15(a)(iv) and any existing Letter of Credit Back-Stop Arrangements provided by such Defaulting Lender) in an amount not less than 100% of the amount equal to such Defaulting Lender’s Percentage of Letter of Credit Outstandings. Notwithstanding anything to the contrary contained in this Agreement, Letter of Credit Back-Stop Arrangements provided under this Section ~~4.02~~5.02(b) or Section ~~1.15~~2.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Letter of Credit Back-Stop Arrangements provided by a Defaulting Lender, any interest accrued on such obligation) for which the Letter of Credit Back-Stop Arrangement was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)         With respect to each repayment of Revolving Loans required by Section ~~4.02~~5.02(a), the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to Section ~~4.02~~5.02(a) may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant

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to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Revolving Loans required by Section ~~4.02~~5.02(a) shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section ~~1.11~~2.11.

(d)         In addition to any other mandatory repayments required pursuant to this Section ~~4.02~~5.02, (i) all then outstanding Revolving Loans shall be repaid in full on the Maturity Date and (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

5.03 ~~4.03~~    Method and Place of Payment.   Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than ~~12:00 Noon~~1:00 PM (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.04 ~~4.04~~    Net Payments; Taxes.   (a)         All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as ~~provided in Section 4.04(b), 13.04, 13.14 or 13.15 and except as~~ required by applicable law, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding~~, except as provided in the second succeeding sentence,~~ any Excluded Taxes) (all such non-excluded Taxes being referred to collectively as “Withholding Taxes”). If any Withholding Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Withholding Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or any other Credit Document or under any Note, after withholding or deduction for or on account of any Withholding Taxes, will not be less than the amount provided for herein or in such Credit Document or in such Note. ~~If any amounts are payable in respect of Withholding Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income (however denominated) of the applicable Lender as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence.~~ The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any

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Withholding Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Withholding Taxes so levied or imposed and paid by such Lender. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(b)         (i) Any Lender that is entitled to an exemption from or reduction of Withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section ~~4.04~~5.04(b)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup Withholding Tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal Withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any ~~Loan~~Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable,

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establishing an exemption from, or reduction of, U.S. federal Withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         executed originals of IRS Form W-8ECI;

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iv)         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal Withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Credit Document would be subject to U.S. federal Withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the

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amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(c)         If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section ~~4.04~~5.04 (including by the payment of additional amounts pursuant to this Section ~~4.04~~5.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (c) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(d)         Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Withholding Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Withholding Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

For purposes of determining withholding Taxes imposed under FATCA, from and after the ~~Fourth~~Sixth Amendment Effective Date, the Borrower and the Administrative

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Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

~~SECTION 5.    Conditions Precedent to the Restatement Effective Date~~. ~~The occurrence of the Restatement Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:~~

~~5.01        Execution of Agreement; Notes~~. ~~On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested same the appropriate Revolving Note executed by the Borrower and to the Swingline Lender, to the extent the Swingline Lender has requested same, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.~~

~~5.02        Officer’s Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, and signed on behalf of the Borrower by an Authorized Representative, stating that all conditions in Sections 5.07, 5.08, 5.09, 5.12 and 6.02 have been satisfied on such date.~~

~~5.03        Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received (i) from Jones Day, counsel to the Credit Parties, an opinion addressed to each Agent, each Issuing Lender, and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request; provided that, with respect to each Credit Party other than the Borrower, such opinion shall be limited to matters relating to enforceability, no conflicts and similar “non-corporate” matters only and (ii) subject to Section 13.19, from Stephen R. Avera, general counsel of the Borrower and special counsel to the other Credit Parties, an opinion addressed to each Agent, each Issuing Lender, and each of the Lenders and dated the Restatement Effective Date covering such matters with respect to the Credit Parties as the Administrative Agent may reasonably request and such other matters incident to the transactions contemplated herein.~~

~~5.04        Corporate Documents; Proceedings; etc. (a) Subject to Section 13.19, on the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an Authorized Representative of each Credit Party, and attested to by another Authorized Representative of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party, and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.~~

~~(b)         Subject to Section 13.19, all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the~~

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~~Administrative Agent shall have received all information and copies of all documents and papers, including governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.~~

~~5.05    Existing Credit Agreement. On the Restatement Effective Date, all letters of credit (or acceptances created thereunder) issued under the Existing Credit Agreement shall be continued as Letters of Credit hereunder and all interest, fees and other amounts that have accrued and remain, as of the Restatement Effective Date, unpaid under the Existing Credit Agreement shall have been paid in full (including, without limitation, amounts payable pursuant to Section 1.11 of the Existing Credit Agreement, accrued and unpaid commitment fees, letter of credit fees and facing fees).~~

~~5.06    Guaranties~~. ~~On the Restatement Effective Date, each Subsidiary Guarantor shall have executed and delivered a Subsidiaries Guaranty in the form of Exhibit G (as amended, restated, modified and/or supplemented from time to time, the “Subsidiaries Guaranty”) and the Subsidiaries Guaranty shall be in full force and effect.~~

~~5.07    Outstanding Indebtedness; Preferred Stock. On the Restatement Effective Date, the Borrower and its Subsidiaries shall have no outstanding Indebtedness which has a principal balance of $5,000,000 or more or any issued and outstanding Preferred Stock other than (i) Indebtedness pursuant to this Agreement, and (ii) the Scheduled Existing Indebtedness identified in Schedule VI hereto, with no defaults, events of default, breaches, required repayments, required offer to purchase or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby. On and as of the Restatement Effective Date, the Administrative Agent shall be reasonably satisfied with the amount of and the terms and conditions of all Scheduled Existing Indebtedness and Preferred Stock described above in this Section 5.07.~~

~~5.08    Adverse Change; Governmental Approvals; etc. (a) Since January 1, 2011, nothing shall have occurred (and neither the Administrative Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.~~

~~(b)     On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of any Loan, issuance of any Letter of Credit or the consummation of the transactions contemplated by the Credit Documents.~~

~~5.09    Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to this~~

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~~Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which the Administrative Agent shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.~~

~~5.10    Financial Statements. On or prior to the Restatement Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a)(ii), which historical financial statements shall be in form and substance reasonably satisfactory to the Administrative Agent.~~

~~5.11    Solvency Certificate; Leverage Ratio Certificate. On or prior to the Restatement Effective Date, the Administrative Agent shall have received (and be reasonably satisfied with):~~

(e)      For purposes of this Section 5.04, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

SECTION 6. [Reserved].

~~(a)     a solvency certificate from the chief financial officer or treasurer of the Borrower, in the form of Exhibit H, which shall be addressed to the Agents and the Lenders and dated the Restatement Effective Date, setting forth the conclusions that, after giving effect to the Transaction and the incurrence of all of the financings contemplated hereby, each of the Borrower and the Borrower and its Subsidiaries taken as a whole, is or are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in its or their business and will not have incurred debts beyond its or their ability to pay such debts as they mature; and~~

~~(b)     a certificate from the chief financial officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent, which shall be addressed to the Agents and the Lenders and dated the Restatement Effective Date, setting forth the Leverage Ratio as of the Restatement Effective Date together with such calculations as are reasonably required by the Administrative Agent in support thereof.~~

~~5.12    Fees, etc. On the Restatement Effective Date, all reasonably documented reasonable costs, fees and expenses (including, without limitation, legal fees and expenses) payable under the terms of this Agreement (or any letter or other agreement with the Agents) to the Agents and the Lenders shall have been paid to the extent due.~~

SECTION 7. ~~SECTION 6.~~    Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on ~~the Restatement Effective Date and on~~ each Incremental Revolving Loan Commitment Date, but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section ~~1.01~~2.01(b) or (c)), and the obligation of an Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event, to the satisfaction of only the following conditions:

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~~6.01     Restatement Effective Date. The Restatement Effective Date shall have occurred.~~

7.01 ~~6.02~~    No Default; Representations and Warranties. At the time of each such Credit Event and also immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein (other than the representations and warranties set forth in ~~Section 7.05~~Sections 8.05(b), 8.06 and ~~7.06~~8.10, which shall be required to be true and correct only (i) ~~on the Restatement Effective Date, (ii)~~ at the time of making any Loan, the proceeds of which will be used to finance a Significant Acquisition, and (~~iii~~ii) at the time of any Credit Event if (x) the Debt Rating is below both Baa3 from Moody’s and BBB- from S&P, (y) the Borrower (for any reason) does not have a current Debt Rating from ~~both~~either Moody’s ~~and~~or S&P or (z) (1) the Debt Rating is below either Baa3 from Moody’s or BBB- from S&P and (2) the Borrower (for any reason) does not have a current Debt Rating from either Moody’s or S&P) and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.02 ~~6.03~~    Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received the notice required by Section ~~1.03~~2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice required by Section ~~1.03~~2.03(b)(i).

(b)    Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section ~~2.03~~3.03.

The acceptance of ~~the benefit~~each Revolving Loan (other than Mandatory Borrowings) and issuance of each Letter of Credit ~~Event~~ shall constitute a representation and warranty by the Borrower to the Agents and each of the Lenders that all the conditions specified in Section ~~5 (with respect to Credit Events on the Restatement Effective Date) and in this Section 6 (with respect to Credit Events to occur on or after the Restatement Effective Date)~~7 and applicable to such Credit Event have been satisfied as of that time. ~~All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.~~

~~6.04    The Existing Credit Agreement. On the Restatement Effective Date and concurrently with the initial incurrence of any Loans hereunder, (i) the total commitments in respect of the Indebtedness under the Existing Credit Agreement shall be terminated, all outstanding Existing Revolving Loans thereunder shall have been repaid in full in cash, together with accrued but unpaid interest thereon, and all swingline loans and existing letters~~

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~~of credit issued thereunder, as the case may be, shall have been incorporated hereunder as Swingline Loans or Letters of Credit pursuant to Sections 1.01(b) and 2.01(a), respectively, provided that, at the request of the Administrative Agent, any Continuing Lender may net fund any Revolving Loans required to be made by it on the Restatement Effective Date by permitting the principal amount of the Existing Revolving Loans made by such Continuing Lender to remain outstanding on the Restatement Effective Date to satisfy such Continuing Lender’s obligation to fund a like principal amount of Revolving Loans to be incurred hereunder by the Borrower on the Restatement Effective Date, and such principal amounts of Continuing Lenders shall be deemed to be outstanding only as Revolving Loans hereunder and the corresponding Existing Revolving Loans shall be deemed to have been repaid in full, and (ii) there shall have been paid in cash in full all accrued but unpaid Fees under, and as defined in, the Existing Credit Agreement (including, without limitation, commitment fees, letter of credit fees and facing fees) due through the Restatement Effective Date and all other amounts, costs and expenses (including, without limitation, breakage costs, if any, with respect to Eurodollar rate loans and all legal fees and expenses) then owing to any of the Existing Lenders and/or the Administrative Agent, as agent under the Existing Credit Agreement, in each case to the satisfaction of the Administrative Agent or the Existing Lenders, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Existing Credit Agreement, and (iii) all outstanding Notes (as defined in the Existing Credit Agreement) issued by the Borrower to the Existing Lenders under the Existing Credit Agreement shall be deemed cancelled.~~

SECTION 8. ~~SECTION 7.~~    Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the occurrence of the ~~Restatement~~Sixth Amendment Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the ~~Restatement~~Sixth Amendment Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section ~~7~~8 are true and correct in all material respects on and as of the ~~Restatement~~Sixth Amendment Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

8.01 ~~7.01~~    Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, (ii) has the corporate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications, except ~~for failures to be so qualified that~~with respect to clauses (i), (ii) and (iii) as, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

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8.02 ~~7.02~~    Corporate Power and Authority. Each Credit Party has the corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03 ~~7.03~~    No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate or Articles of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

8.04 ~~7.04~~    Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing (other than filings with the SEC), recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

8.05 ~~7.05~~    Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (i) The audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended ~~January 1~~December 31, ~~2011~~2016, and the related consolidated statements of income, cash flows and shareholders’ equity of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended on such date, copies of which have been furnished to the Lenders prior to the ~~Restatement~~Sixth Amendment Effective Date and (ii) the unaudited consolidated balance ~~sheets~~sheet of the Borrower and its Subsidiaries for the fiscal ~~quarters~~quarter of the Borrower ended on ~~April 23~~July 15, ~~2011~~2017, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal ~~quarters~~quarter of the Borrower ended on such dates, copies of which have been furnished to the Lenders prior to the ~~Restatement~~Sixth Amendment Effective Date, in each case, present fairly in all material respects the consolidated financial

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condition of the Borrower and its Subsidiaries at the date of such balance sheets and the results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with ~~generally accepted accounting principles and practices~~GAAP consistently applied (except, in the case of the aforementioned unaudited financial statements, for normal year-end and audit adjustments and the absence of footnotes).

(b)       ~~After giving effect to the Transaction, since January 1, 2011~~Since December 31, 2016, there has been no condition or circumstance that, individually or in the aggregate with such other conditions or circumstances, has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)       On and as of the ~~Restatement~~Sixth Amendment Effective Date, on a pro forma basis after giving effect to the ~~Transaction and all other~~ transactions contemplated by this Agreement and the other Credit Documents and to all Indebtedness (including the Loans) being incurred or assumed, with respect to each of the Borrower and the Borrower and its Subsidiaries taken as a whole, (x) the sum of its or their assets (including goodwill), at a fair valuation, will exceed its or their debts; (y) it or they have not incurred and do not intend to incur, nor believe that it or they will incur, debts beyond its or their ability to pay such debts as such debts mature; and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section ~~7.05~~8.05(c), “debt” means any liability on a claim and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(d)       Except as ~~fully~~ disclosed in the financial statements referred to in Section ~~7.05~~8.05(a) or in any SEC filing of the Borrower prior to the Sixth Amendment Effective Date, incurred in the ordinary course of business or created by the transactions contemplated by this Agreement and the other Credit Documents, there were, as of the ~~Restatement~~Sixth Amendment Effective Date, no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which would, under ~~generally accepted accounting principles~~GAAP, be required to be disclosed on consolidated financial statements (or footnotes thereto) of the Borrower and its Subsidiaries if same had been prepared as of the ~~Restatement~~Sixth Amendment Effective Date. In addition, as of the ~~Restatement~~Sixth Amendment Effective Date, there are no liabilities or obligations (other than those incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever not required to be disclosed in such financial statements in accordance with ~~generally accepted accounting principles~~GAAP that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

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8.06 ~~7.06~~    Litigation. There are no actions, suits or proceedings pending or threatened in writing (i) with respect to any Credit Document or (ii) that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

8.07 ~~7.07~~    True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all factual information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at the time such information was provided~~.~~; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Borrower represents only that such information has been prepared in good faith based on assumptions believed by the Borrower to be reasonable.

8.08 ~~7.08~~    Use of Proceeds; Margin Regulations. (a) ~~All~~From and after the Sixth Amendment Effective Date, all proceeds of Loans shall be used ~~(i) to repay all outstanding Indebtedness under the Existing Credit Agreement, (ii) to pay fees and expenses incurred in connection with the consummation of the Transaction and (iii)~~ for the Borrower’s and its Subsidiaries’ ongoing working capital and general corporate purposes (including capital expenditures, acquisitions, dividends and share repurchases).

(b)      Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of the Margin Regulations. At the time of each Credit Event and after giving effect thereto (including after giving effect to the application of proceeds therefrom), no more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, constitutes Margin Stock.

~~“~~(c)      The Borrower will not request any Borrowing, and the Borrower shall not, directly or indirectly, use or otherwise make available to its Subsidiaries or its or their respective directors, officers and employees the proceeds of any Borrowing to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in the violation of any Sanctions required to be observed by any party hereto. No part of the proceeds of any Loan will be used, directly or indirectly, to provide anything of value to any officer or employee of a foreign (non-U.S.) governmental entity or authority, any foreign (non-U.S.) political party, any officer or employee of a foreign (non-U.S.) political party, any candidate for foreign (non-U.S.) political office, any officer or employee of an international organization, and any officer or employee of a foreign (non-U.S.) government or state-owned or controlled entity (collectively referred to as “Foreign Official”), to obtain, retain, or direct business, secure any improper advantage, or influence any act or decision within the scope of that Foreign Official’s lawful duty, in violation of the

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United States Foreign Corrupt Practices Act of 1977, as amended, or the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption laws.

8.09 ~~7.09~~    Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof (including applicable extensions) or within applicable grace periods, with the appropriate taxing authority, all material Federal, state, foreign and other ~~material~~ returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Borrower and its Subsidiaries. Each of the Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than (a) those contested in good faith and for which ~~adequate~~ reserves have been established in accordance with ~~generally accepted accounting principles. There~~ GAAP or (b) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Restatement Effective Date, (a) there is no action, suit, proceeding, investigation, audit, or claim now pending or threatened in writing by any authority regarding any material taxes relating to the Borrower or its Subsidiaries. ~~Neither~~ and (b) neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods ~~of the Borrower or any of its Subsidiaries~~ not to be subject to the normally applicable statute of limitations.

8.10 ~~7.10~~    Compliance with ERISA. (a) (i) Each Plan is in compliance in all material respects with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; ~~to the knowledge of the Borrower~~, no Multiemployer Plan is insolvent ~~or in reorganization~~; no Plan has an Unfunded ~~Current Liability; no Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code~~Liability; neither the Borrower nor any of its respective Subsidiaries nor any ERISA Affiliate has (A) failed to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (B) failed to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (C) filed any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan, or that such filing may be made; or (D) has incurred any liability (other than contributions by the Borrower or an ERISA Affiliate timely made in accordance with minimum funding requirements under Section 412 of the Code and in accordance with the requirements of Section 515 of ERISA) to or on account of a Plan and/or a Multiemployer Plan pursuant to Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened in writing; none of the Borrower, any of its respective Subsidiaries or any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan;

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(ii) and in each case in clause (a)(i) above, no liability, individually, or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(b) ~~Each~~Except as would not individually or in the aggregate have a Material Adverse Effect, each Foreign Pension Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

8.11 ~~7.11~~    Properties. The Borrower and each of its Subsidiaries has good and valid title to all properties owned by them, including all property reflected in the balance sheets referred to in Sections ~~7.05~~8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or otherwise as permitted hereunder), free and clear of all Liens other than Permitted Liens.

8.12 ~~7.12~~    [Reserved].

8.13 ~~7.13~~    Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.14 ~~7.14~~    Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.15 ~~7.15~~    Sanctions. (a) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers or employees (in each case in their capacity as such), nor, to the knowledge of the Borrower, any agent of the Borrower ~~acting on behalf of the Borrower~~(in such agent’s capacity as such), is in violation of any Sanctions or the USA Patriot Act. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers or employees nor, to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries acting on behalf of the Borrower or any of its Subsidiaries, as the case may be, is a Sanctioned Person.

(b)       Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers or employees nor, to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries acting on behalf of the

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Borrower or any of its respective Subsidiaries, as the case may be, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Sanctioned Person, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property to the extent prohibited by Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions or the USA Patriot Act.

8.16 ~~7.16~~    Environmental Matters. Except to the extent that any matter described below in this Section ~~7.16~~8.16, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits required under such Environmental Laws; (ii) there are no Environmental Claims pending or threatened in writing against the Borrower or any of its Subsidiaries or any Real Property presently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries; and (iii) there are no facts, circumstances, or conditions relating to the past or present business or operations of the Borrower or any of its Subsidiaries (including the disposal of any wastes, hazardous substances or other materials), or to any Real Property at any time owned, leased, operated or occupied by the Borrower or any of its Subsidiaries that, to the knowledge of the Borrower, could reasonably be expected to (A) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such currently owned Real Property, or (B) to cause any such currently owned Real Property to be subject to any restriction on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Laws.

8.17 ~~7.17~~    Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened in writing against the Borrower or any of its Subsidiaries and (iii) to the knowledge of the Borrower after due inquiry, no union representation proceeding pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as have not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.18 ~~7.18~~    Patents, Licenses, Franchises and Formulas. The Borrower and its Subsidiaries own or have valid licenses to use all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of their business, without any known conflict with the rights of others except for such failures and conflicts which have not

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had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

~~7.19    Scheduled Existing Indebtedness, etc. Schedule VI sets forth a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries which has a principal balance of $5,000,000 or more as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans and the Letters of Credit, the “Scheduled Existing Indebtedness”), in each case, showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such debt and describing any security therefor.~~

8.19 ~~7.20    Anti-Corruption; Etc~~[Reserved].

8.20 ~~To the best of Borrower’s knowledge, neither~~Anti-Corruption; Etc Neither the Borrower nor any of its Subsidiaries, ~~or~~ and to the knowledge of the Borrower, any of their respective directors, officers, employees, agents, or representatives or any other persons acting on their behalf (in their respective capacity as such) have, in the course of their actions for, or on behalf of Borrower or its Subsidiaries in the past five years, directly or indirectly, taken any action that violates in any material respect any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws.

SECTION 9. ~~SECTION 8.~~    Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated or been cash collateralized or backstopped by one or more letters of credit reasonably acceptable to the Issuing Lenders and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

9.01 ~~8.01~~    Information Covenants. The Borrower will furnish to ~~each Lender~~the Administrative Agent (which shall provide to the Lenders):

(a)     Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three fiscal quarters in each fiscal year of the Borrower, (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated statements of income and retained earnings and consolidated statements of cash flows, in each case for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case, setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by ~~the chief~~a financial officer of the Borrower, subject to normal year-end and audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods (it being understood and agreed that the delivery of such management’s discussion and analysis

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as contained in the Borrower’s quarterly report on Form 10-Q shall satisfy the requirement contained in this clause (ii)).

(b)     Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case, as of the end of such fiscal year and the related consolidated statements of income and retained earnings and consolidated statements of cash flows, in each case for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (x) in the case of such consolidated financial statements, by PricewaterhouseCoopers LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, and (y) in the case of such financial statements, by ~~the chief~~a financial officer of the Borrower ~~together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing as a result of a violation of any of Sections 9.01(xiii), 9.02(b), 9.02(c), 9.04, 9.05, 9.07, and/or 9.08 or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof~~ and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year (it being understood and agreed that the delivery of such management’s discussion and analysis as contained in the Borrower’s annual report on Form 10-K shall satisfy the requirement contained in this clause (ii)).

(c)     Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section ~~8.01~~9.01(a) and (b), a certificate of an Authorized Representative of the Borrower in the form of Exhibit J to the effect that, to the best of such Authorized Representative’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections ~~9.01~~10.01(xiii), ~~9.05~~10.05(v), ~~9.07~~10.07 and ~~9.08~~10.08 at the end of such fiscal quarter or year, as the case may be.

(d)     Notice of Default or Litigation. Promptly, and in any event within three Business Days (or five Business Days in the case of following clause (ii)) after the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, or (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against the Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document.

(e)     Environmental Matters. Promptly upon, and in any event within ten Business Days after, the Borrower obtains knowledge thereof, notice of any of the following environmental matters occurring after the Restatement Effective Date, except to the extent that such environmental matters have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect:

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(i)     any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Real Property owned or operated or occupied by the Borrower or any of its Subsidiaries;

(ii)     any condition or occurrence on or arising from any Real Property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

(iii)     any condition or occurrence on any Real Property owned or operated or occupied by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary of such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto. In addition, the Borrower will provide the Administrative Agent (which shall provide to the Lenders) with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section ~~8.01~~9.01(e), and such detailed reports of any such Environmental Claim as may reasonably be requested by the ~~Lenders; provided that, in any event, the Borrower shall deliver to the~~ Administrative Agent ~~all material notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.~~

(f)     Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries ~~shall file~~files with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders of its Indebtedness (or any trustee, agent or other representative therefor) pursuant to the terms of the documentation governing such Indebtedness; provided that this requirement shall only apply to Indebtedness with an aggregate principal amount of at least $75,000,000.

Documents required to be delivered pursuant to Section 9.01(a) or (b), this clause (f) or clause (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered to the Administrative Agent on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet; or (ii) on

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which such documents are posted on a United States government website or on the Borrower’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

(g)     Debt Rating. Promptly upon, and in any event within five Business Days after, an Authorized Representative of the Borrower obtains knowledge of any change by Moody’s or S&P in any Debt Rating, notice of such change.

(h)     Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or Lender ~~may~~(through the Administrative Agent) reasonably ~~request~~requests in writing. Notwithstanding anything to the contrary in this Section 9.01(h), none of the Borrower or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

9.02 ~~8.02~~    Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with ~~generally accepted accounting principles~~GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent (or after the occurrence and during the continuance of an Event of Default any Lender) to visit and inspect, after reasonable notice during regular business hours and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request. Notwithstanding anything to the contrary in this Section 9.02, none of the Borrower or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

9.03 ~~8.03~~    Maintenance of Property; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) except as would not individually or in the aggregate have a Material Adverse Effect, keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, and (ii) maintain insurance on all its property in at least such amounts and against at least such risks

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and with such deductibles or self-insured retentions as is, in the Borrower’s reasonable judgment, consistent and in accordance with industry practice.

9.04 ~~8.04~~    Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in this Section ~~8.04~~9.04 shall prevent (i) sales of assets, mergers or other transactions by or among the Borrower or any of its Subsidiaries in accordance with Section ~~9.02~~10.02, (ii) the withdrawal by the Borrower or any of the Subsidiaries of its qualification as a foreign corporation or the failure to qualify as a foreign corporation in any jurisdiction which would not in any way materially and adversely affect the Lenders, and where such withdrawals, failures or amendments, as the case may be, have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (iii) the abandonment by the Borrower or any of its Subsidiaries of any rights, franchises, licenses, trademarks, copyrights and patents that the Borrower reasonably determines are not useful to or needed in its or their business, as the case may be.

9.05 ~~8.05~~    Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

9.06 ~~8.06~~    Compliance with Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all Environmental Laws applicable to the Borrower and its Subsidiaries (and the respective businesses conducted by them) and the ownership or use of any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, and will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith). Furthermore, neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned or operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property. Notwithstanding anything to the contrary contained above, the covenant contained above in this Section ~~8.06~~9.06 shall only be violated if the aggregate effect of all failures and noncompliances with respect to the matters described above in this Section ~~8.06~~9.06 has had, or could reasonably be expected to have, a Material Adverse Effect.

9.07 ~~8.07~~    ERISA. ~~As soon as possible and, in any event~~Except as would not individually or in the aggregate have a Material Adverse Effect, within 30 days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows ~~or has reason to know~~ of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent, and the Administrative Agent shall promptly forward to each Lender, a certificate of an Authorized Representative of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or

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proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan or Multiemployer Plan participant, or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred; (ii) that ~~an accumulated funding deficiency has been incurred or an application is likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period~~Borrower, any of its respective Subsidiaries or any ERISA Affiliate (A) failed to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (B) failed to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; or (C) filed any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to ~~a~~any Plan ~~and/or a Multiemployer Plan~~, or that such filing may be made; (iii) that a Plan and/or Multiemployer Plan has been or is reasonably expected to be terminated, ~~reorganized,~~ partitioned, or declared insolvent under Title IV of ERISA; (iv) that a Plan and/or a Multiemployer Plan has an Unfunded ~~Current~~ Liability giving rise to a lien under ERISA or the Code; (v) that proceedings are likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan ~~and/~~or a Multiemployer Plan; (vi) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan if material in amount; (vii) that the Borrower, any of its Subsidiaries, or any ERISA Affiliate will or is reasonably expected to incur any liability (other than for contributions by the Borrower or an ERISA Affiliate timely made in accordance with the minimum funding requirements under Section 412 of the Code and in accordance with the requirements of Section 515 of ERISA) (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan ~~and/~~or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29) of the Code which could reasonably be expected to have a Material Adverse Effect; or that the Borrower or any Subsidiary is reasonably expected to incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 et seq. of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) which liability, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Upon request, the Borrower will deliver to each of the Lenders a complete copy of the annual report (Form 5500) of each Plan required to be filed with the ~~Internal Revenue Service~~U.S. Department of Labor. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of such annual reports and any material notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan and/or Multiemployer Plan and/or Foreign Pension Plan shall be delivered to the Lenders no later than 30 days after the date such report has been requested or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that ~~all~~each Foreign Pension ~~Plans~~Plan administered by it or into which it makes payments obtains or retains (as applicable) registered status under, and as and to the extent required by, applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except

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where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.08 ~~8.08~~    End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its~~, and each of its Subsidiaries’,~~ fiscal years to end on the Saturday closest to December 31 of each year and (ii) each of its~~, and each of its Subsidiaries’,~~ fiscal quarters to end on the date which is sixteen weeks after the last day of the previous fiscal year, twenty-eight weeks after the last day of the previous fiscal year, forty weeks after the last day of the previous fiscal year and the date of the end of the respective fiscal year.

9.09 ~~8.09~~    Payment of Taxes. The Borrower will pay and discharge, or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis and prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section ~~9.01~~10.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (a) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with ~~generally accepted accounting principles~~GAAP or (b) the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.10 ~~8.10~~    Subsidiaries Guaranty; Additional Subsidiary Guarantors.

(a)     Notwithstanding anything to the contrary contained herein ~~(including, for the avoidance of doubt, Section 5.06) (but subject to the provisions of the following proviso), the Subsidiaries Guaranty shall be required to be maintained hereunder only to the extent that, and for so long as, subsidiary guarantees granted to the lenders (x) under the 2013 Term Loan Credit Agreement, (y) under the 2016 Term Loan Credit Agreement or (z) under any refinancing of such Term Loan Agreements are in effect (and, unless the provisions of the following proviso are then in effect, each Credit Party which is a party to the Subsidiaries Guaranty shall be released therefrom (and the Administrative Agent shall, upon the Borrower’s request and at the Borrower’s sole cost and expense (and is hereby instructed by the Lenders to), execute and deliver such documents as are reasonably necessary to effect such release) upon the release of such Credit Party from any subsidiary guarantees relating to such Term Loan Agreements or any such refinancing thereof); provided further that, notwithstanding the forgoing, in the event that~~if (x) the Debt Rating falls below both Baa3 from Moody’s and BBB- from S&P, (y) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from ~~both~~either Moody’s ~~and~~or S&P or (z) (1) the Debt Rating falls below either Baa3 from Moody’s or BBB- from S&P and (2) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from either Moody’s or S&P then, following any such event described in preceding clauses (x), (y) or (z), the Borrower shall promptly (and in any event within ~~30~~45 days following such event or such later date as is acceptable to the Administrative Agent in its sole discretion) deliver to the Administrative Agent (i) a schedule that sets forth the correct legal name of each Subsidiary of the Borrower, the direct and indirect (if any) owner of each such Subsidiary and whether each such Subsidiary is a

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Wholly-Owned Domestic Subsidiary and (ii) a Subsidiaries Guaranty duly authorized, executed and delivered by each Subsidiary of the Borrower required to be a Subsidiary Guarantor ~~on the Restatement Effective Date and~~ under Section ~~8.10~~9.10(b). If a Subsidiary Guaranty has been delivered pursuant to this Section 9.10(a) and thereafter none of the conditions set forth in clauses (x), (y) or (z) exist, the Subsidiary Guarantors shall be released therefrom (and the Administrative Agent shall, upon the Borrower’s request and at the Borrower’s sole cost and expense (and is hereby instructed by the Lenders to), execute such documents as are reasonably necessary to effectuate such release).

(b) So long as the Subsidiaries Guaranty is in effect (or is required ~~to be in effect in accordance with the terms of the Credit Documents~~pursuant to Section 9.10(a)), the Borrower agrees to cause each of its Wholly-Owned Domestic Subsidiaries ~~that are acquired or created after the Restatement Effective Date (other than any special purpose entity created for purposes of effecting, in whole or in part, any Permitted Securitization~~(other than an Excluded Domestic Subsidiary) to promptly (and in any event within 20 Business Days ~~of such acquisition or creation~~with respect to any newly acquired or created Wholly-Owned Domestic Subsidiary (other than any Excluded Domestic Subsidiary) after the date a Subsidiary Guaranty is required pursuant to Section 9.10(a), or such later date as is acceptable to the Administrative Agent in its sole discretion) execute and deliver a counterpart of (or, if requested by the Administrative Agent, an assumption agreement or a Joinder Agreement in respect of) the Subsidiaries Guaranty.

9.11 ~~8.11~~    Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section ~~7.08~~8.08.

SECTION 10. ~~SECTION 9.~~    Negative Covenants. The Borrower covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated or been cash collateralized or backstopped by one or more letters of credit reasonably acceptable to the Issuing Lenders and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section ~~13.03~~13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

10.01 ~~9.01~~    Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries)~~, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute~~; provided that the provisions of this Section ~~9.01~~10.01 shall not prevent the creation, incurrence, filing, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)     inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or

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levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with ~~generally accepted accounting principles~~GAAP in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

(ii)     Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the ~~Borrowers’~~Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii)     Liens in existence on the ~~Restatement~~Sixth Amendment Effective Date which are listed, and the property subject thereto described, in Schedule V, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

(iv)     easements, rights-of-way, restrictions (including zoning restrictions), encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(v)     Liens arising from the rights of lessors under operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(vi)     Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section ~~10.08~~11.08;

(vii)     statutory and common law landlords’ liens (or contractual landlords’ liens which are limited solely to the leased premises which are the subject of such contract and fixtures thereon) under leases or subleases to which the Borrower or any of its Subsidiaries is a party;

(viii)     any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

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(ix)     Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business of the Borrower or any of its Subsidiaries in connection with workers’ compensation, unemployment insurance and other social security legislation;

(x)     Liens (x) to secure the performance by the Borrower or any of its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and securing liability for premiums to insurance carriers or (y) to secure the performance by the Borrower or any of its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

(xi)      Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(xii)     Liens on cash deposited or posted by the Borrower or any of its Subsidiaries in connection with any Other Hedging Agreements entered into ~~with respect to commodities values~~ in the ordinary course of business, and which are bona fide hedging activities and are not for speculative purposes, not in excess of $275,000,000 in the aggregate;

(xiii)    Liens not otherwise permitted pursuant to this Section ~~9.01 which~~10.01 that secure obligations otherwise permitted under this Agreement not exceeding, when added to the aggregate principal amount of unsecured Permitted Subsidiary Indebtedness at any time outstanding, ~~$200,000,000~~the greater of (1) $250,000,000 and (2) 15% of Consolidated Net Tangible Assets of the Borrower and its Subsidiaries in aggregate principal amount at any time outstanding and which apply to property and/or assets with an aggregate fair market value (as determined in good faith by an Authorized Representative of the Borrower or the Board of Directors of the Borrower) not to exceed at any one time $~~225,000,000~~275,000,000;

(xiv) sales or other transfers of Receivables pursuant to, and Liens existing or deemed to exist in connection with, Permitted Securitizations; and

(xv) Liens on assets which are presented on the balance sheet of the Borrower or any Subsidiary because of the existence of a VIE Transaction not otherwise prohibited hereunder.

For purposes of determining compliance with this Section 10.01, if a Lien meets, in whole or in part, the criteria of one or more of the categories of Liens (or any portion thereof) permitted in this Section 10.01, the Borrower may, in its sole discretion, classify or divide such Lien (or any portion thereof) in any manner that complies with this Section 10.01 and will be entitled to only include the amount and type of such Lien or liability secured by such Lien (or any

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portion thereof) in one of the above clauses and such Lien will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

10.02 ~~9.02~~    Consolidations, Mergers, Sales of Assets and Acquisitions. (a) The Borrower will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, provided that the Borrower and its Subsidiaries may consolidate or merge with or into other Persons so long as (i) both immediately before and immediately after giving effect thereto, no Specified Default or Event of Default shall have occurred and be continuing, (ii) in the case of any consolidation or merger involving the Borrower, the Borrower is the corporation surviving such consolidation or merger, (iii) in the case of any consolidation or merger involving a Foreign Subsidiary, ~~only Foreign~~no Domestic Subsidiaries are consolidating or merging with or into such Foreign Subsidiary, (iv) while the Subsidiaries Guaranty is in effect (or required to be in effect in accordance with the terms of the Credit Documents), in the case of any consolidation or merger involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving Person unless the respective Subsidiary Guarantor is consolidating with or merging into the Borrower (in which case the Borrower will be the survivor thereof) and (v) while the Subsidiaries Guaranty is not in effect (or not required to be in effect in accordance with the terms of the Credit Documents), in the case of any consolidation or merger involving a Wholly-Owned Domestic Subsidiary, a Wholly-Owned Domestic Subsidiary is the surviving Person unless the respective Wholly-Owned Domestic Subsidiary is consolidating with or merging into the Borrower (in which case the Borrower will be the survivor thereof).

(b) The Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section ~~9.02~~10.02(b) as a “Disposition” and any series of related Dispositions constituting but a single Disposition and the terms “Dispose” and “Disposed of” shall have correlative meanings), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), provided that (A) ~~such Dispositions shall be permitted if (i) such Disposition is~~each of the Borrower and its Subsidiaries may dispose of assets in an arm’s length transaction ~~and the Borrower or its respective Subsidiary receives at least~~in any fiscal year having an aggregate fair market value ~~therefor~~ (as determined in good faith by an Authorized Representative of the Borrower or the Board of Directors of the Borrower) ~~and (ii) the fair market value of the assets sold, conveyed, assigned, leased, abandoned or otherwise transferred or disposed of pursuant to any Disposition or Dispositions (as determined in good faith by an Authorized Representative of the Borrower or the Board of Directors of the Borrower), when added to the fair market value of the assets sold, conveyed, assigned, leased, abandoned or otherwise transferred or disposed of pursuant to all such other Disposition or Dispositions previously consummated after the Restatement Effective Date (as determined in good faith by an Authorized Representative of the Borrower or the Board of Directors of the Borrower), does not constitute more than 20% of the consolidated assets of the Borrower and its Subsidiaries as of the time of such Disposition (after giving effect thereto)~~not to exceed 20% of the Consolidated Total Assets of the Borrower as determined as of the end of the immediately preceding fiscal year, (B) while the Subsidiaries Guaranty is in effect (or required to be in effect in accordance with the terms of the Credit Documents), the

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Borrower may make Dispositions to Subsidiary Guarantors and any Subsidiary Guarantor may make Dispositions to the Borrower or any other Subsidiary Guarantor; provided, however, Subsidiaries that are not Subsidiary Guarantors may make Dispositions to one another, (C) while the Subsidiaries Guaranty is not in effect (or is not required to be in effect in accordance with the terms of the Credit Documents), the Borrower may make Dispositions to ~~Wholly-Owned Domestic~~ Subsidiaries and any ~~Wholly-Owned Domestic~~ Subsidiary may make Dispositions to the Borrower or any other ~~Wholly-Owned Domestic~~ Subsidiary ~~and~~, (D) each of the Borrower and its Subsidiaries may sell, transfer and otherwise dispose of Receivables and Related Assets pursuant to Permitted Securitizations., (E) each of the Borrower and its Subsidiaries may Dispose of assets that are obsolete, damaged, worn out or surplus, in each case in the ordinary course of business, (F) to the extent constituting a Disposition, the creation of Liens, the consummation of fundamental changes and the making of restricted payments permitted by Sections 10.01, 10.02(a) and 10.04, respectively are permitted and (G) Dispositions of assets with a fair market value of $250,000 or less are permitted.

(c) The Borrower will not, and will not permit any of its Subsidiaries to, consummate any Significant Acquisition unless (i) no Specified Default or Event of Default ~~then exists or would result therefrom~~shall exist as of the date the definitive acquisition agreement for such Significant Acquisition is entered into and (ii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate (together with reasonably detailed calculations) demonstrating compliance with the covenants contained in Sections ~~9.07~~10.07 and ~~9.08~~10.08, for the period (each, a “Calculation Period”) of four consecutive fiscal quarters (taken as one accounting period) most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to Section ~~8.01~~9.01(a) or (b), as the case may be, prior to the date ~~of~~the definitive acquisition agreement for such Significant Acquisition is entered into, on a pro forma basis as if the respective Significant Acquisition (as well as all other Dispositions and Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if such Significant Acquisition (as well as all other Dispositions and Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period.

10.03 ~~9.03~~     Dissolution, etc. The Borrower will not, and will not permit any of its Subsidiaries to, dissolve or liquidate, either in whole or in part, except (i) to the extent permitted by Section ~~9.02~~10.02(a) and (ii) inactive Subsidiaries of the Borrower (i.e., Subsidiaries of the Borrower that do not conduct business other than that related solely to its existence and governance) may be dissolved or liquidated from time to time so long as (x) no Specified Default or Event of Default then exists or would result therefrom and (y) the Borrower determines that such dissolution or liquidation is not adverse in any material respect to the interests of the Lenders.

10.04 ~~9.04~~     Restricted Payments. The Borrower shall not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its shareholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity

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Interests, obligations or securities to its shareholders, partners or members (or the equivalent Persons thereof) as the case may be, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower if, in any case referred to above, any Specified Default or any Event of Default has occurred, is continuing or would result therefrom.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 10.04 will not prohibit the payment of any restricted payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 10.04 (it being understood that such restricted payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

10.05 ~~9.05~~     Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents, (ii) Permitted Borrower Indebtedness, (iii) Permitted Subsidiary Indebtedness, (iv) Permitted Subsidiary Guarantee Obligations, (v) Permitted Securitizations~~,~~ and (vi) Indebtedness arising ~~in the ordinary course of business~~ under Interest Rate Protection Agreements ~~and~~, Other Hedging Agreements or any similar type of agreement which are bona fide hedging activities and are not for speculative purposes ~~and (vii) Scheduled Existing Indebtedness to the extent the same is listed on Schedule VI, together with, in the case of this clause (vii), any refinancings or renewals thereof, in each case so long as no additional obligors or guarantors, or additional security, is provided in connection with the respective renewal or refinancing and so long as the principal amount is not increased as a result thereof.~~.

10.06 ~~9.06~~     Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to a transaction with any Affiliate of the Borrower or any other Subsidiary of the Borrower, except for transactions between (i) the Borrower and any Subsidiary ~~Guarantor,~~ (ii) any Subsidiary ~~Guarantor~~ and any other Subsidiary ~~Guarantor~~ or (iii) the Borrower or any Subsidiary of the Borrower on one hand and any Affiliate of the Borrower and/or any other Subsidiary of the Borrower on the other hand, so long as all such transactions referred to in this clause (iii) are entered into in good faith ~~in the ordinary course of business consistent with past practice~~ and on terms no less favorable to the Borrower or such Subsidiary of the Borrower than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person.; provided that, for the avoidance of doubt, this Section 10.06 shall not prohibit (x) any transaction with an Affiliate that, as such, has been expressly approved by either a majority of the Borrower’s independent directors or a committee of the Borrower’s directors consisting solely of independent directors, in each case in accordance with such independent directors’ fiduciary duties in their capacity as such and upon advice from independent counsel and (y) employment, compensation, indemnification, reimbursement and severance arrangements for officers and directors of the Borrower and its Subsidiaries in the ordinary course of business or that are approved by the board of directors of the Borrower.

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10.07 ~~9.07~~     Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio ~~at any time~~ to be greater than 3.75:1.00~~.~~ on the last day of any fiscal quarter of the Borrower; provided that the foregoing limit may be increased, from time to time, upon written notice from the Borrower to the Administrative Agent in connection with one or a series of acquisitions and/or investments in any period of up to four consecutive fiscal quarters for which financial statements are available (plus the period extending until the next quarterly or annual financial statements shall be due), to 4.00:1.00 for a period of four consecutive fiscal quarters including and/or immediately following the fiscal quarter in which such acquisition and/or investments were completed (the “Covenant Holiday”). Thereafter, the Covenant Holiday will not be available again until the original Leverage Ratio has been complied with for at least two fiscal quarters.

10.08 ~~9.08~~     Minimum Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio on the last day of any fiscal quarter of the Borrower to be less than 4.50:1.00.

10.09 ~~9.09~~     Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than substantially the same lines of business in which they are engaged on the Restatement Effective Date and reasonable extensions thereof and other businesses that are complimentary or reasonably related thereto.

10.10 ~~9.10~~     Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (y) make loans or advances to the Borrower or any of its Subsidiaries or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) in the case of the foregoing clauses (y) (solely to the extent such encumbrance or restriction only applies to loans or advances made by any such Subsidiary of the Borrower to other Subsidiaries of the Borrower, and not loans and advances to be made by any such Subsidiary to the Borrower) and (z) of this Section ~~9.10~~10.10, other Indebtedness permitted pursuant to Section ~~9.05~~10.05, (iv) holders of Permitted Liens may restrict the transfer of any assets subject thereto, (v) in the case of foregoing clause (x), restrictions or conditions imposed by any agreement relating to Permitted Securitizations if such restrictions or conditions apply only to the Receivables and the Related Assets that are the subject of the Permitted Securitization, (vi) customary provisions in leases and other contracts restricting ~~subletting or~~the assignment ~~of any lease governing a leasehold interest of the Borrower or of any Subsidiary of the Borrower, and~~thereof, (vii) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business., (viii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (ix)

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customary provisions in partnership agreements, limited liability company governance documents, joint venture agreements and other similar agreements that restrict the transfer of assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or similar Person and (x) replacements, renewals, amendments and refinancings of any agreements described above so long as such replacement, renewals, amendments and refinancings are not materially more restrictive in the good faith judgment of the Borrower, taken as a whole, than in the relevant refinancing agreement.

10.11 ~~9.11~~    Limitation on Issuance of Capital Stock. (a)The Borrower will not issue (i) any Preferred Stock other than (x) Qualified Preferred Stock or (y) Disqualified Preferred Stock so long as, on the date of any ~~an~~ issuance of Disqualified Preferred Stock, (I) no Specified Default or Event of Default then ~~exists~~ has occurred and is continuing or would result therefrom and (II) the Borrower is in compliance with the covenants contained in Sections ~~9.07~~10.07 and ~~9.08~~10.08 for the most recently ended Calculation Period, on a pro forma basis as if the respective issuance of Disqualified Preferred Stock (as well as all other issuances of Disqualified Preferred Stock theretofore consummated after the first day of such Calculation Period and still outstanding) had occurred on the first day of such Calculation Period or (ii) any redeemable common stock other than common stock that is redeemable at the sole option of the Borrower.

(b) The Borrower shall not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for issuances of non-redeemable common equity interests issued (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, and (iv) by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

10.12 Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

SECTION 11. ~~SECTION 10.~~    Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.01 ~~10.01~~    Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid

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Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

11.02 ~~10.02~~     Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03 ~~10.03~~    Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section ~~8.01~~8.08(c), 9.01(d)(i), ~~8.08~~9.08, ~~8.10~~9.10 or Section ~~9~~10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any Lender; or

11.04 ~~10.04~~    Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after giving effect to any grace or cure period, but determined without regard to whether any notice is required), any such Indebtedness to become due or, in the case of a Permitted Securitization, terminating (except voluntary terminations by the Credit Parties), prior to its stated maturity; or (iii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than (x) by a regularly scheduled required prepayment or (y) as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default)) or, in the case of a Permitted Securitization, shall be terminated (except voluntary terminations by the Credit Parties), prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section ~~10.04~~11.04 unless the aggregate principal amount of all such defaulted or accelerated Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $75,000,000; or

11.05 ~~10.05~~     Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days after service of summons, or is not dismissed within 60 days after service of summons, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement,

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adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

11.06 ~~10.06~~     ERISA. ~~(a)~~ Any Plan and/or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan and/or Multiemployer Plan shall have had or is likely to have a trustee appointed to administer such Plan and/or Multiemployer Plan pursuant to Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have been or is reasonably expected to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have an Unfunded ~~Current Liability~~Liability the Borrower, any of its respective Subsidiaries or any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, a contribution required to be made to a Plan, Multiemployer Plan ~~and/~~, or Foreign Pension Plan has not been timely made, or the Borrower or any of its respective Subsidiaries or any ERISA Affiliate ~~have~~has incurred or is reasonably expected to incur a liability (other than one for contributions by the Borrower or an ERISA Affiliate timely made in accordance with minimum funding requirements under Section 412 of the Code and in accordance with the requirements of Section 515 of ERISA) to or on account of a Plan and/or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest or a liability; (c) and in each case in clauses (a) and (b) above, the same, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

11.07 ~~10.07~~     Subsidiaries Guaranty. ~~The~~If the Subsidiaries Guaranty is required hereby to be in effect, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor (unless ~~(x)~~ such Subsidiary Guarantor is no longer a Subsidiary by virtue of liquidation, sale, merger or consolidation permitted by Section ~~9.02~~10.02 or Section ~~9.03 or (y) the Subsidiaries Guaranty is no longer required to be in effect, or has been released, as provided in Section  8.10(a)),~~10.03, or any Subsidiary Guarantor (or Person acting by or on behalf of such Subsidiary Guarantor) shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiaries Guaranty (if same is then required hereby to be in effect), or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty (if same is then required hereby to be in effect) beyond any grace or cure period (if any) provided therefor; or

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11.08 ~~10.08~~     Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its respective Subsidiaries involving in the aggregate for the Borrower and its respective Subsidiaries a liability ~~(not paid or fully covered by a reputable and solvent insurance company)~~ and such judgments and decrees either shall be final and non- appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments not paid or covered by a reputable and solvent insurance company exceeds $75,000,000; or

11.09 ~~10.09~~     Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section ~~10.05~~11.05 shall occur with respect to the Borrower, the result of which would occur upon the giving of such written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Facility Fees and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section ~~10.05~~11.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower then outstanding; and (v) apply any cash collateral held for the benefit of the Lenders pursuant to Section ~~4.02~~5.02 to repay outstanding Obligations.

~~SECTION 11.    Definitions and Accounting Terms.~~

~~11.01    Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):~~

~~“2013 Credit Agreement” shall mean that certain Credit Agreement, dated as of April 5, 2013, among the Borrower, the lenders party thereto from time to time, Branch Banking and Trust Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and Regions Bank, as co-documentation agents, Bank of America, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent.~~

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~~“2013 Term Loan Credit Agreement” shall mean that certain Credit Agreement, dated as of August 5, 2013, among Flowers Foods, Inc., the lenders party thereto, Bank of America, N.A., Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank International”, New York Branch and Branch Banking & Trust Company, as co- documentation agents, Suntrust Bank, as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent (as amended, restated, supplemented and/or otherwise modified from time to time).~~

~~“2016 Term Loan Credit Agreement” shall mean that certain Credit Agreement, dated as of April 19, 2016, among Flowers Foods, Inc., the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the other parties party thereto (as amended, restated, supplemented and/or otherwise modified from time to time).~~

~~“Acquisition” shall mean the acquisition of all or any portion of the assets or all or any portion of the Equity Interests of any Person.~~

~~“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.~~

~~“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of the Borrowers shall include any Person that directly or indirectly owns more than 5% of any class of the Equity Interests of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 9.06, no Agent or Lender shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.~~

~~“Agents” shall mean, collectively, the Administrative Agent, the Lead Arranger, the Syndication Agent and the Co-Documentation Agents.~~

~~“Aggregate Consideration” shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the fair market value of the common stock of the Borrower (based on (x) the closing and/or trading price of the common stock of the Borrower on the date of such Acquisition on the stock exchange on which the common stock of the Borrower is listed or the automated quotation system on which the common stock is quoted, or (y) if the common stock of the Borrower is not listed on an exchange or quoted on a quotation system, the bid and asked prices of the common stock in the over-the-counter market at the close of trading or (z) if the common stock of the Borrower is not so listed, based on a good faith determination of an Authorized Representative of the Borrower or the Board of Directors of~~

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~~the Borrower) issued as consideration in connection with such Acquisition, (ii) the aggregate amount of all cash paid by the Borrower or any of its Subsidiaries in connection with such Acquisition (including payments of fees and costs and expenses in connection therewith), (iii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Acquisition to the extent permitted by Section 9.05, (iv) the aggregate amount that could reasonably be expected to be paid (based on good faith projections prepared by an Authorized Representative of the Borrower or the Board of Directors of the Borrower) pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment) for such Acquisition and (v) the fair market value (based on good faith projections prepared by an Authorized Representative of the Borrower or the Board of Directors of the Borrower) of all other consideration payable in connection with such Acquisition.~~

~~“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated, amended and restated, extended, renewed or replaced from time to time.~~

~~“Anti-Terrorism Laws” shall have the meaning provided in Section 7.15(a).~~

~~“Applicable Facility Fee Percentage” and “Applicable Margin” shall mean (I) from and after the Fourth Amendment Effective Date until the delivery of any certificate in accordance with the first sentence of the following paragraph for any fiscal quarter or fiscal year, as the case may be, of the Borrower ending on or after January 3, 2015, a percentage per annum equal to (x) in the case of the Applicable Facility Fee Percentage, 0.125% and (y) in the case of the Applicable Margin (A) with respect to Loans maintained as Base Rate Loans, 0.125% and (B) with respect to Loans maintained as Eurodollar Loans, 1.125% and (II) from and after each day of delivery of any certificate in accordance with the first sentence of the following paragraph for any fiscal quarter or fiscal year, as the case may be, of the Borrower ending on or after January 3, 2015 (each, a “Start Date”), to and including the applicable End Date described below, (x) the Applicable Facility Fee Percentage and the Applicable Margins for all Revolving Loans shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be those set forth below in the table under the caption “Pricing Table”, in each case opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:~~

~~Pricing Table:~~

	~~Applicable Margin for~~ 	~~Applicable Margin for~~
	~~Revolving Loans~~ 	~~Revolving Loans~~
	~~maintained as Base Rate~~ 	~~maintained as Eurodollar~~
~~Leverage Ratio~~ 	~~Loans and Swingline Loans~~	~~Loans~~ 	~~Applicable Facility~~
~~Fee Percentage~~

~~Equal to or less~~ 	~~0.00%~~ 	~~0.70%~~ 	~~0.05%~~
~~than 0.50:1.00~~

~~Greater than~~ 	~~0.00%~~ 	~~0.805%~~ 	~~0.07%~~
~~0.50:1.00 but less~~
~~than or equal to~~
~~1.00:1.00~~

~~Greater than~~ 	~~0.00%~~ 	~~0.91%~~ 	~~0.09%~~
~~1.00:1.00 but less~~

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~~Leverage Ratio~~	~~Applicable Margin for Revolving Loans maintained as Base Rate Loans and Swingline Loans~~	~~Applicable Margin for Revolving Loans maintained as Eurodollar Loans~~	~~Applicable Facility Fee Percentage~~
~~than or equal to 1.50:1.00~~

~~Greater than 1.50:1.00 but less than or equal to 1.75:1.00~~ 	~~0.015%~~	~~1.015%~~	~~0.11%~~

~~Greater than 1.75:1.00 but less than or equal to 2.25:1.00~~ 	~~0.125%~~	~~1.125%~~	~~0.125%~~

~~Greater than 2.25:1.00 but less than or equal to 2.75:1.00~~ 	~~0.325%~~	~~1.325%~~	~~0.175%~~

~~Greater than 2.75:1.00 but less than or equal to 3.25:1.00~~ 	~~0.50%~~	~~1.50%~~	~~0.25%~~

~~Greater than 3.25:1.00~~ 	~~0.75%~~	~~1.75%~~	~~0.50%~~

~~The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by an Authorized Representative of the Borrower to the Administrative Agent and the Lenders (each, a “Quarterly Pricing Certificate”), within 45 days of the last day of any fiscal quarter of the Borrower (or 90 days in the case of the last fiscal quarter of any fiscal year of the Borrower), which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Applicable Facility Fee Percentage and the Applicable Margins which, in each case, shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences). The Applicable Facility Fee Percentage and the Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent and (y) the date which is 45 days (or 90 days in the case of the last fiscal quarter of any fiscal year of the Borrower) following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no certificate has been delivered to the Administrative Agent (and thus commencing a new Start Date), the Applicable Facility Fee Percentage and the Applicable Margins shall be those set forth in the table above determined as if the Leverage Ratio were greater than 2.75:1.00 (such Applicable Facility Fee Percentage and Applicable Margins as so determined, being collectively referred to herein as the “Highest Applicable Margins”), until such time as the~~

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~~relevant certificate has been delivered. Notwithstanding anything to the contrary contained above in this definition, the Applicable Facility Fee Percentage and the Applicable Margins shall be the Highest Applicable Margins (subject to further adjustment to the extent provided in Section 1.08(c)) at all times during which there shall exist any Default or Event of Default.~~

~~Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Leverage Ratio set forth in any Quarterly Pricing Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin or Applicable Facility Fee Percentage that is less than that which would have been applicable had the Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Facility Fee Percentage” or “Applicable Margin” for any day occurring within the period covered by such Quarterly Pricing Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 1.08(a) and (b) and 3.01(b) as a result of the miscalculation of the Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 1.08(a) or (b) or Section 3.01(b), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Leverage Ratio had been accurately set forth in such Quarterly Pricing Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 1.08(d), in accordance with the terms of this Agreement).~~

~~“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).~~

~~“Attributable Debt” shall mean as of the date of determination thereof, without duplication, (i) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to generally accepted accounting principles at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease, and (ii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles.~~

~~“Authorized Representative” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the Board of Directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and each Issuing Lender; (ii) delivering financial information and officer’s certificates or making financial determinations pursuant to this Agreement, any financial officer of the respective Credit Party and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the respective Credit Party.~~

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~~“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.~~

~~“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.~~

~~“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.~~

~~“Bankruptcy Code” shall have the meaning provided in Section 10.05.~~

~~“Base Rate” shall mean, at any time, the highest of (x) the Prime Lending Rate, (y)  1⁄2 of 1% in excess of the overnight Federal Funds Rate and (z) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day an interest period of one month plus 1.00%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.~~

~~“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.~~

~~“Borrower” shall have the meaning provided in the first paragraph of this Agreement.~~

~~“Borrowing” shall mean the incurrence of (i) Swingline Loans by the Borrower from the Swingline Lender on a given date or (ii) one Type of Revolving Loan by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.~~

~~“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in~~

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~~connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.~~

~~“Calculation Period” shall have the meaning provided in Section 9.02.~~

~~“Capitalized Lease Obligations” of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.~~

~~“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.~~

~~“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.~~

~~“Change of Control” shall mean (i) any “Person” or “Group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Initial Borrowing Date) (other than the Permitted Holders) is or shall (A) be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower’s capital stock or other Equity Interests or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower’s directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.~~

~~“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.~~

~~“Co-Documentation Agents” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.~~

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~~“Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto directly below the column entitled “Commitment,” as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b) or (z) increased from time to time pursuant to, and to the extent permitted by, Section 1.14.~~

~~“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).~~

~~“Consenting Lender” shall have the meaning provided in Section 3.04.~~

~~“Consolidated EBIT” shall mean, for any period, Consolidated Net Income for such period, before interest expense and provision for taxes based on income that were included and arriving at Consolidated Net Income for such period and without giving effect to (x) any extraordinary gains or losses, (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business and (z) any interest expense or provision for taxes attributable to, or arising because of any VIE Transaction not prohibited hereunder.~~

~~“Consolidated EBITDA” shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period, but without giving effect to any such amortization or depreciation attributable to, or arising because of any VIE Transaction not prohibited hereunder.~~

~~“Consolidated Indebtedness” shall mean, as at any date of determination and without duplication, (i) the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Capitalized Lease Obligations and all Letter of Credit Outstandings) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles, (ii) the aggregate outstanding amount of all Attributable Debt of the Borrower and its Subsidiaries at such time, and (iii) the aggregate amount of all Indebtedness of the Borrower determined in accordance with clause (ix) of the definition thereof; provided that (x) Indebtedness outstanding pursuant to trade payables and accrued expenses incurred in the ordinary course of business shall be excluded in determining Consolidated Indebtedness and (y) the items described in clauses (ii) and (iii) above shall be included notwithstanding any contrary treatment required by generally accepted accounting principles.~~

~~“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period.~~

~~“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries (which term shall include, without limitation and on a pro forma basis reasonably satisfactory to the Administrative Agent, any Person which was acquired pursuant to an Acquisition consummated after the beginning of such period) for such period (calculated without regard to any limitations on the~~

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~~payment thereof) plus, without duplication, (x) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period and (y) the product of (i) all dividends actually paid, whether paid in cash or in any other consideration during such period with respect to any Disqualified Preferred Stock, multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Borrower, expressed as a decimal; provided that there shall be excluded from Consolidated Interest Expense (a) the amortization of any deferred financing costs to the extent same would otherwise have been included therein and (b) any interest expense attributable to, or arising because of any VIE Transaction not prohibited hereunder.~~

~~“Consolidated Net Income” shall mean, for any period, the net after tax income of the Borrower and its Subsidiaries (which term shall include, without limitation and on a pro forma basis reasonably satisfactory to the Administrative Agent, any Person which was acquired pursuant to an Acquisition consummated after the beginning of such period) determined on a consolidated basis; provided that in determining Consolidated Net Income (i) the net income of any Person that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting shall be included only to the extent of the payment of dividends or disbursements by such Person to the Borrower of a Wholly-Owned Subsidiary of the Borrower during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends and disbursements by that Subsidiary of net income is not at the date of determination permitted by operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders and (iii) the net income of any Person acquired by the Borrower or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.~~

~~“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection or product warranties extended, in each case, in the ordinary course of business and (y) the guarantee by the Borrower of any operating lease of any Subsidiary of the Borrower. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in~~

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~~respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.~~

~~“Continuing Directors” shall mean the directors of the Borrower on the Restatement Effective Date and each other director if such director’s nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.~~

~~“Continuing Lender” shall mean each Existing Lender that is a Lender hereunder.~~

~~“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and the Subsidiaries Guaranty, each Incremental Revolving Loan Commitment Agreement and, after the execution and delivery thereof, each additional guaranty, assumption agreement and Joinder Agreement executed pursuant to Section 8.10.~~

~~“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.~~

~~“Credit Party” shall mean the Borrower and each Subsidiary Guarantor.~~

~~“DBAG” shall mean Deutsche Bank AG New York Branch, in its individual capacity.~~

~~“DBSI” shall mean Deutsche Bank Securities Inc., in its individual capacity.~~

~~“Declining Lender” shall have the meaning provided in Section 3.04.~~

~~“Debt Rating” shall mean, on any date, each of the Borrower’s corporate credit ratings (or the equivalent thereof) as most recently publicly announced by Moody’s and S&P.~~

~~“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.~~

~~“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.~~

~~“Defaulting Lender” shall mean, subject to Section 1.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in~~

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~~such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.~~

~~“Disposition” shall have the meaning provided in Section 9.02.~~

~~“Disqualified Preferred Stock” shall mean, collectively, (i) all Preferred Stock of the Borrower other than Qualified Preferred Stock and (ii) all Preferred Stock of any Subsidiary of the Borrower (other than such Preferred Stock held by the Borrower or a Wholly-Owned Subsidiary thereof).~~

~~“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.~~

~~“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States, any State or territory thereof or the District of Columbia.~~

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~~“Drawing” shall have the meaning provided in Section 2.05(b).~~

~~“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.~~

~~“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.~~

~~“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.~~

~~“Eligible Transferee” shall mean and include a commercial bank, a financial institution, any fund that regularly invests in bank loans or other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding the Borrower and its Subsidiaries.~~

~~“End Date” shall have the meaning assigned that term in the definitions of “Applicable Facility Fee Percentage” and “Applicable Margins”, contained herein.~~

~~“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.~~

~~“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.;~~

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~~the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.~~

~~“Equity Interest” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.~~

~~“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.~~

~~“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.~~

~~“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.~~

~~“Eurodollar Loan” shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.~~

~~“Eurodollar Rate” shall mean with respect to each Interest Period for a Eurodollar Loan, (i) (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the offered rate which appears on the page of the Reuters Screen which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in Dollars, or (b) in the event the rate referenced in the preceding sub-clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the offered rate on such other page or other service which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in Dollars, or (c) in the event the rates referenced in the preceding sub-clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent at which the Administrative Agent could borrow funds in the London interbank market at approximately~~

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~~11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period, were it to do so by asking for and then accepting offers in Dollars of amounts in same day funds comparable to the principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is then being determined and with maturities comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if such rate is below zero, the Eurodollar Rate shall be deemed to be zero.~~

~~“Event of Default” shall have the meaning provided in Section 10.~~

~~“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.~~

~~“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor (if any), any Swap Obligation if, and to the extent that, all or a portion of the Subsidiaries Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a Lien to secure, such Swap Obligation (or any Subsidiaries Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Subsidiaries Guaranty of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Subsidiaries Guaranty or security interest is or becomes illegal.~~

~~“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Lender or required to be withheld or deducted from a payment to any Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section  1.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section  4.04(b) and (d) any U.S. federal withholding Taxes imposed under FATCA.~~

~~“Executive Order” shall have the meaning provided in Section 7.15(a).~~

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~~“Existing Credit Agreement” shall have the meaning provided in the recitals of this Agreement.~~

~~“Existing Lender” shall mean each “Lender” under, and as defined in, the Existing Credit Agreement as of the Restatement Effective Date.~~

~~“Existing Letters of Credit” shall have the meaning provided in Section 2.01(a).~~

~~“Existing Maturity Date” shall have the meaning provided in Section 3.04.~~

~~“Existing Revolving Loans” shall mean the “Revolving Loans” under, and as defined in, the Existing Credit Agreement.~~

~~“Existing Swingline Loan” has the meaning provided in Section 1.01(b).~~

~~“Facility Fee” shall have the meaning provided in Section 3.01(a).~~

~~“Facing Fee” shall have the meaning provided in Section 3.01(c).~~

~~“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law or regulation adopted pursuant to any such intergovernmental agreement.~~

~~“Federal Funds Rate” shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day or, if such rate is not so published for any day which is a Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBNY on such day on such transactions as determined by the Administrative Agent; provided that if such rate is below zero, the Federal Funds Rate shall be deemed to be zero.~~

~~“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.~~

~~“Fifth Amendment Effective Date” shall mean April 19, 2016.~~

~~“FIN 46” means FASB Interpretation No. 46.~~

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~~“First Amendment” shall mean that certain First Amendment to this Agreement, dated as of November 16, 2012, by and among the Borrower, the Lenders party thereto and the Administrative Agent.~~

~~“First Amendment Effective Date” shall mean November 16, 2012.~~

~~“Foreign Lender” shall have the meaning provided in Section 4.04(b).~~

~~“Foreign Official” shall have the meaning provided in Section 7.08(c).~~

~~“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.~~

~~“Foreign Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.~~

~~“Fourth Amendment” shall mean that certain Fourth Amendment to this Agreement, dated as of April 21, 2015, by and among the Borrower, the Lenders party thereto and the Administrative Agent.~~

~~“Fourth Amendment Effective Date” shall mean April 21, 2015.~~

~~“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of the Applicable Margins and Sections 4.02 and 9, including defined terms as used therein, and for all purposes of determining the Leverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).~~

~~“Guaranteed Obligations” shall mean the “Guaranteed Obligations” under, and as defined in, the Subsidiaries Guaranty; provided that, Guaranteed Obligations shall exclude any Excluded Swap Obligations.~~

~~“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing any level of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.~~

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~~“Highest Applicable Margins” shall have the meaning assigned that term in the definitions of “Applicable Facility Fee Percentage” and “Applicable Margin” contained herein.~~

~~“Incremental Revolving Loan Commitment” shall mean, for each Incremental RL Lender, any commitment by such Incremental RL Lender to make Revolving Loans pursuant to Section 1.01(a) as agreed to by such Incremental RL Lender in the respective Incremental Revolving Loan Commitment Agreement delivered pursuant to Section 1.14; it being understood, however, that on each Incremental Revolving Loan Commitment Date, such Incremental Revolving Loan Commitment of such Incremental RL Lender shall, as applicable, become or be added to (and thereafter become a part of) the Commitment of such Incremental RL Lender for all purposes of this Agreement as contemplated by Section 1.14 and as same may be terminated pursuant to Sections 3.03 and/or 10.~~

~~“Incremental Revolving Loan Commitment Agreement” shall mean an Incremental Revolving Loan Commitment Agreement substantially in the form of Exhibit L (appropriately completed).~~

~~“Incremental Revolving Loan Commitment Date” shall mean each date upon which an Incremental Revolving Loan Commitment under an Incremental Revolving Loan Commitment Agreement becomes effective as provided in Section 1.14(b)(i).~~

~~“Incremental Revolving Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Revolving Loan Commitment on a given Incremental Revolving Loan Commitment Date, the satisfaction of each of the following conditions: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Revolving Loan Commitments then requested or provided had been incurred on the Incremental Revolving Loan Commitment Date), (ii) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 9.07 and 9.08 for the Test Period most recently ended prior to the relevant Incremental Revolving Loan Commitment Date on a pro forma basis, as if the maximum principal amount of all Revolving Loans estimated by the Borrower in good faith to be outstanding against the Total Commitments (after giving effect to such Incremental Revolving Loan Commitments) during the six-month period following the relevant Incremental Revolving Loan Commitment Date had been incurred on the first day of such Test Period, (iii) the Borrower shall have certified to the Administrative Agent that the incurrence of Loans in an aggregate principal amount equal to the full amount of the Total Commitment (after giving effect to all Incremental Revolving Loan Commitments then requested or provided) is permitted under, and in accordance with all indentures and all other material debt agreements to which a Credit Party is a party, (iv) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of the relevant Incremental Revolving Loan Commitment Date (after giving effect to the incurrence of the respective Loan), unless stated to relate to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date, (v) all other conditions precedent agreed to by the Borrower that may be~~

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~~set forth in the respective Incremental Revolving Loan Commitment Agreement shall have been satisfied to the reasonable satisfaction of the Administrative Agent, and (vi) the delivery by the Borrower of an officer’s certificate to the Administrative Agent certifying as to compliance with preceding clauses (i), (ii), (iii) and (iv) and containing the calculations required by preceding clauses (ii) and/or (iii) (as applicable).~~

~~“Incremental RL Lender” shall have the meaning provided in Section 1.14(b).~~

~~“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e~~.~~, take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, Other Hedging Agreement or under any similar type of agreement, (viii) all Attributable Debt of such Person, (ix) the amount of any Permitted Securitizations of such Person, and (x) the greater of the aggregate liquidation value or the maximum fixed repurchase price of all Disqualified Preferred Stock, provided that, notwithstanding the foregoing, (x) Indebtedness outstanding (a) pursuant to trade payables and accrued expenses incurred in the ordinary course of business, and (b) under leases which are or would be properly characterized as operating leases in accordance with generally accepted accounting principles existing on the Restatement Effective Date, regardless of any change in accounting principles occurring after the Restatement Effective Date, shall be excluded in determining Indebtedness and (y) liabilities presented on the balance sheet of the Borrower or any Subsidiary shall not constitute Indebtedness to the extent attributable to, or arising because of, a VIE Transaction not prohibited hereunder.~~

~~“Individual Exposure” of any Lender shall mean, at any time, the sum of (x) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (y) such Lender’s Letter of Credit Exposure and (z) such Lender’s Swingline Loan Exposure.~~

~~“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.~~

~~“Interest Period” shall have the meaning provided in Section 1.09.~~

~~“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.~~

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~~“Issuing Lender” shall mean DBAG (which for purposes of this definition also shall include any banking affiliate of DBAG) and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2. On the Restatement Effective Date the sole Issuing Lender is DBAG.~~

~~“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit K (appropriately completed).~~

~~“L/C Supportable Obligations” shall mean obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers’ compensation, surety bonds and other similar statutory obligations, and all other obligations not otherwise prohibited by the terms of this Agreement.~~

~~“Lead Arranger” shall mean DBSI, in its capacity as Sole Lead Arranger and Bookrunner.~~

~~“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.~~

~~“Lender” shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” hereunder pursuant to Section 1.13, 1.14 or 13.04(b).~~

~~“Letter of Credit” shall have the meaning provided in Section 2.01(a).~~

~~“Letter of Credit Back-Stop Arrangements” shall mean, with respect to any Letter of Credit, arrangements satisfactory to the Issuing Lender entered into by the Issuing Lender and the Borrower to eliminate or protect against such Issuing Lender’s risk with respect to each Defaulting Lender’s participation in Letters of Credit issued by such Issuing Lender (which arrangements are hereby consented to by the Lenders), by cash collateralizing and/or providing backstop letters of credit in respect of each Defaulting Lender’s Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit.~~

~~“Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit. The Letter of Credit Exposure of any Lender at any time shall be its Percentage of the aggregate Letter of Credit Exposure at such time.~~

~~“Letter of Credit Fee” shall have the meaning provided in Section 3.01(b).~~

~~“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.~~

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~~“Letter of Credit Request” shall mean any request for the issuance of a Letter of Credit made by the Borrower pursuant to Section 2.03(a).~~

~~“Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness (but excluding any Indebtedness arising in the ordinary course of business in connection with any Other Hedging Agreements entered into with respect to commodities values, and which are bona fide hedging activities and are not for speculative purposes, to the extent such Indebtedness is (a) cash collateralized or (b) supported by a Letter of Credit) on such date to Consolidated EBITDA for the Test Period last ended on or prior to such date.~~

~~“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).~~

~~“Loan” shall mean each Revolving Loan and each Swingline Loan.~~

~~“Mandatory Borrowing” shall have the meaning provided in Section 1.01(c).~~

~~“Margin Regulations” shall mean Regulation T, Regulation U and Regulation X.~~

~~“Margin Stock” shall have the meaning provided in Regulation U.~~

~~“Material Adverse Effect” shall mean (i) a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their obligations to the Administrative Agent or the Lenders under this Agreement or any other Credit Document.~~

~~“Maturity Date” shall mean April 21, 2020 or the applicable anniversary thereof as determined in accordance with Section 3.04.~~

~~“Maturity Extension Request” shall have the meaning provided in Section 3.04.~~

~~“Maximum Swingline Amount” shall mean $50,000,000.~~

~~“Minimum Borrowing Amount” shall mean (i) for Revolving Loans $1,000,000 and (ii) for Swingline Loans, $100,000.~~

~~“Moody’s” shall mean Moody’s Investors Service, Inc.~~

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~~“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any Subsidiaries of the Borrower or any ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.~~

~~“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.~~

~~“Note” shall mean each Revolving Note and the Swingline Note.~~

~~“Notice of Borrowing” shall have the meaning provided in Section 1.03.~~

~~“Notice of Conversion/Continuation” shall have the meaning provided in Section 1.06.~~

~~“Notice Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, Florida 32256, Attention: Lee Scherin (tele: (904) 520-5353) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.~~

~~“Obligations” shall mean all amounts owing to any Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.~~

~~“OFAC” shall have the meaning provided in Section 7.15(a)(v).~~

~~“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.~~

~~“Participant” shall have the meaning provided in Section 2.04(a).~~

~~“Payment Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, Florida 32256, Attn: Melissa Brennan, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.~~

~~“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.~~

~~“Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the~~

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~~terms hereof); provided~~, ~~further, that in the case of Section 1.15 when a Defaulting Lender shall exist, “Percentage” shall mean the percentage of the Total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.~~

~~“Permitted Holders” shall mean the descendants of William H. Flowers, Sr. and members of their immediate families.~~

~~“Permitted Borrower Indebtedness” shall mean any Indebtedness incurred by the Borrower after the Restatement Effective Date, so long as (i) both before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) based on calculations made by an Authorized Representative of the Borrower, the Borrower and its Subsidiaries shall be in compliance with the financial covenant contained in Section 9.07, both immediately before and after giving effect to each incurrence of such Indebtedness and (iii) such Indebtedness (and any guarantees thereof) shall rank pari passu or junior to the Obligations hereunder and the Guaranteed Obligations.~~

~~“Permitted Liens” shall have the meaning provided in Section 9.01.~~

~~“Permitted Securitization” shall mean any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary of the Borrower pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and collateral securing such Receivables, contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations or supporting obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (i) to a trust, partnership, corporation or other Person (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity created primarily for the purposes of such transaction or transactions), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity primarily created for purposes of such transaction or transactions), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein; provided that (x) any such transactions shall provide for recourse to such Subsidiary of the Borrower or the~~

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~~Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions and (y) the aggregate amount of all such transactions constituting “Permitted Securitizations” shall not exceed an aggregate amount equal to $200,000,000 at any time outstanding. The “amount” or “principal amount” of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal, or stated amount, of the Indebtedness or fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the transferee in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary of the Borrower in respect of such Receivables and paid to such transferee, in each case excluding any amounts applied to purchase fees or discount or in the nature of interest and the aggregate principal amount or stated amount of Indebtedness, fractional undivided interests or other securities held by the Borrower, such Subsidiary or any Affiliate.~~

~~“Permitted Subsidiary Guarantee Obligations” shall mean (a) while the Subsidiaries Guaranty is in effect (or required to be in effect in accordance with the terms of the Credit Documents), any guarantee by a Subsidiary Guarantor of Permitted Borrower Indebtedness and (b) at all other times any guarantee by a Subsidiary of Permitted Borrower Indebtedness.~~

~~“Permitted Subsidiary Indebtedness” shall mean any Indebtedness incurred by any Subsidiary of the Borrower after the Restatement Effective Date (other than (x) the Guaranteed Obligations and (y) Permitted Subsidiary Guarantee Obligations), so long as (i) both before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) based on calculations made by an Authorized Representative of the Borrower, the Borrower and its Subsidiaries shall be in compliance with the financial covenant contained in Section 9.07, both immediately before and after giving effect to each incurrence of such Indebtedness, (iii) such Indebtedness (and any guarantees thereof) shall rank pari passu or junior to the Obligations hereunder and the Guaranteed Obligations, as the case may be, (iv) the aggregate principal amount of all Permitted Subsidiary Indebtedness incurred by Foreign Subsidiaries of the Borrower shall not exceed at any time $5,000,000 and (v) the sum of (A) the aggregate principal amount of all Permitted Subsidiary Indebtedness plus (B) the aggregate principal amount of all Indebtedness (other than Permitted Subsidiary Indebtedness) secured by Liens permitted pursuant to Section 9.01(xiii), shall not exceed at any time $200,000,000.~~

~~“Person” shall mean any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.~~

~~“Plan” shall mean any single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each~~

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~~such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.~~

~~“Preferred Stock” as applied to the capital stock of any Person, means capital stock of such Person of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.~~

~~“Prime Lending Rate” shall mean the rate which DBAG announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.~~

~~“Qualified Preferred Stock” means any Preferred Stock of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement or result in a Default or Event of Default hereunder, and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control)~~, ~~in whole or in part, on or prior to the first anniversary of the Maturity Date.~~

~~“Quarterly Payment Date” shall mean the last Business Day of each of March, June, September and December, occurring after the Restatement Effective Date.~~

~~“RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq~~.

~~“Receivables” shall mean accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance).~~

~~“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.~~

~~“Register” shall have the meaning provided in Section 13.17.~~

~~“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.~~

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~~“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.~~

~~“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.~~

~~“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.~~

~~“Related Assets” shall have the meaning provided in the definition of Permitted Securitization.~~

~~“Replaced Lender” shall have the meaning provided in Section 1.13.~~

~~“Replacement Lender” shall have the meaning provided in Section 1.13.~~

~~“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.~~

~~“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of Swingline Loans and Letter of Credit Outstandings) represent greater than 50% of the Total Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).~~

~~“Restatement Effective Date” shall have the meaning provided in Section 13.10.~~

~~“Returns” shall have the meaning provided in Section 7.09.~~

~~“Revolving Loan” shall have the meaning provided in Section 1.01(a).~~

~~“Revolving Note” shall have the meaning provided in Section 1.05(a).~~

~~“S&P” shall mean Standard & Poor’s Rating Services.~~

~~“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.~~

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~~“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.~~

~~“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Fifth Amendment Effective Date, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).~~

~~“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country where doing business with such Person would be in violation of any applicable Sanctions law required to be observed or (c) any Person owned or controlled by any such Person referred to in preceding clauses (a) or (b).~~

~~“Scheduled Existing Indebtedness” shall having the meaning provided in Section 7.19.~~

~~“SEC” shall have the meaning provided in Section 8.01(f).~~

~~“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).~~

~~“Securities Act” shall mean the Securities Act of 1933, as amended.~~

~~“Significant Acquisition” shall mean any Acquisition by the Borrower or any of its Subsidiaries involving an Aggregate Consideration of $400,000,000 or more.~~

~~“Specified Default” shall mean (x) any Default under Section 10.01 or 10.05 or (y) any Default under Section 10.03(ii) occurring as a result of the failure by the Borrower to deliver the financial statements within the time period required by Sections 8.01(a) or (b) (together with, in each case, the accompanying certification required by Section 8.01(c)).~~

~~“Start Date” shall have the meaning assigned that term in the definitions of “Applicable Facility Fee Percentage” and “Applicable Margin” contained herein.~~

~~“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).~~

~~“Subsidiaries Guaranty” shall have the meaning provided in Section 5.06.~~

~~“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to~~

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~~elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.~~

~~“Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of the Borrower, unless and until such time as the respective Subsidiary is released from all of its obligations under the Subsidiaries Guaranty in accordance with the terms and provisions thereof.~~

~~“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.~~

~~“Swingline Back-Stop Arrangements” shall mean arrangements satisfactory to the Swingline Lender entered into between the Swingline Lender and the Borrower to eliminate or protect against the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in Swingline Loans (which arrangements are hereby consented to by the Lenders), by cash collateralizing and/or providing backstop letters of credit in respect of such Defaulting Lender’s Percentage of all Swingline Loan Exposure.~~

~~“Swingline Expiry Date” shall mean the date which is five Business Days prior to the Maturity Date.~~

~~“Swingline Lender” shall mean DBAG.~~

~~“Swingline Loan” shall have the meaning provided in Section 1.01(b).~~

~~“Swingline Loan Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Loan Exposure of any Lender at any time shall be its Percentage of the aggregate Swingline Loan Exposure at such time.~~

~~“Swingline Note” shall have the meaning provided in Section 1.05(a).~~

~~“Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.~~

~~“Tax Benefit” shall have the meaning set forth in Section 4.04(c).~~

~~“Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the~~

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~~filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.~~

~~“Term Loan Agreements” means the 2013 Term Loan Credit Agreement and the 2016 Term Loan Credit Agreement.~~

~~“Test Period” shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.~~

~~“Third Amendment” shall mean that certain Third Amendment to this Agreement, dated as of February 14, 2014, by and among the Borrower, the Lenders party thereto and the Administrative Agent.~~

~~“Third Amendment Effective Date” shall mean February 14, 2014.~~

~~“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders (including, without limitation, any Incremental Revolving Loan Commitment added to the Total Commitment as contemplated in Section 1.14).~~

~~“Total Unutilized Commitment” shall mean, at any time, an amount equal to the remainder of (i) the Total Commitment then in effect, less (ii) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.~~

~~“Transaction”  shall mean, collectively, (i) the repayment of all outstanding loans and all other obligations under the Existing Credit Agreement, (ii) the entering into of the Credit Documents on the Restatement Effective Date and (iii) the payment of all fees and expenses in connection with the foregoing.~~

~~“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.~~

~~“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.~~

~~“Unfunded Current Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year each exceeds the value of the assets allocable thereto, each determined in accordance with the funding requirements set forth under Section 412 of the Code, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.~~

~~“United States” and “U.S.” shall each mean the United States of America.~~

~~“Unpaid Drawing” shall have the meaning provided for in Section 2.05(a).~~

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~~“Unutilized Commitment” with respect to any Lender, at any time, shall mean such Lender’s Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender’s Percentage of the Letter of Credit Outstandings at such time.~~

~~“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.~~

~~“VIE Transaction” shall mean a transaction between the Borrower or any Subsidiary and a Person where such Person is, because of the nature of such transaction and the relationship of the parties, a variable interest entity under FIN 46(r).~~

~~“Wholly-Owned Domestic Subsidiary” of any Person shall mean each Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary.~~

~~“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time.~~

~~“Withholding Taxes” shall have the meaning provided in Section 4.04(a).~~

~~“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.~~

~~11.02    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.~~

~~(b)     As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (iv) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) the Borrower or any other Credit Party shall be construed to include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.~~

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~~(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.~~

~~(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.~~

SECTION 12. The Agents.

12.01 Appointment. The Lenders hereby irrevocably designate and appoint (i) DBAG as Administrative Agent, (ii) DBSI as Lead Arranger, (iii) Bank of America, N.A., as Syndication Agent and (iv) each of ~~COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “Rabobank Nederland”~~Coöperatieve Rabobank U.A., New York Branch, Branch Banking and Trust Company, ~~and~~PNC Bank, National Association, Regions Bank, and Wells Fargo Bank, National Association, as Co-Documentation Agents, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any

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duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent nor any of its affiliates or any of its officers, directors, agents, or employees shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including any failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties).

12.06 Indemnification. To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof), in proportion to their respective “percentages” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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12.07 The Agent in its Individual Capacity. With respect to its obligation to make Loans and participate in Letters of Credit under this Agreement (if any), each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Required Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent (which successor Administrative Agent shall assume the roles of Issuing Lender and Swingline Lender) pursuant to clauses (c) and (d) below or as otherwise provided below; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 15 Business Days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice on such 15th Business Day following receipt of such notice (or such earlier date agreed by the Required Lenders, as applicable).

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(c)    Upon any such notice of resignation, the Required Lenders shall, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required at any time when an Event of Default exists), appoint a successor Administrative Agent (which successor Administrative Agent shall assume the roles of Issuing Lender and Swingline Lender) hereunder or thereunder who shall be a commercial bank or trust company.

(d)    If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required at any time when an Event of Default exists), shall then appoint a successor Administrative Agent (which successor Administrative Agent shall assume the roles of Issuing Lender and Swingline Lender) who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e)    If no successor Administrative Agent has been appointed pursuant to clause (c) or (d) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(f)    Each of the other Agents may resign from the performance of all of their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Day’s prior written notice to the Administrative Agent. Such resignation shall take effect at the end of such five Business Day period after the respective notice is given to the Administrative Agent.

(g)    Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

12.10 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary of the Borrower, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document, (ii) the information provided to the Administrative Agent by the Borrower under Section ~~8.01~~9.01 and (iii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the

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possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.11 The Syndication Agent, the Co-Documentation Agents and the Lead Arranger. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Syndication Agent, each Co-Documentation Agent, and the Lead Arranger are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that (x) the Syndication Agent, each Co- Documentation Agent and the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as provided for under Sections 12.06 and 13.01 and (y) the Agents shall have all approval rights specifically provided in this Agreement. Without limitation of the foregoing, none of the Syndication Agent, the Co-Documentation Agents or the Lead Arranger shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.12 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

SECTION 13. Miscellaneous.

13.01 Payment of Expenses, etc. (a) The Borrower shall: (i) ~~whether or not the transactions herein contemplated are consummated,~~ pay all reasonable and documented out-of-pocket costs and expenses of (w) the Administrative Agent and the Lead Arranger (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto (provided that payments in respect of legal fees and expenses shall be limited to reasonable and documented fees, disbursements and other charges of a single external counsel to the Administrative Agent, Lead Arranger, Issuing Lenders and each other Agent and their respective Affiliates, and if necessary, one local or special counsel in any relevant jurisdiction to such Persons (and, in the case of an actual or perceived conflict of interest where the person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected indemnified person, and, if necessary, of a single firm of local or

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special counsel acting in multiple jurisdictions)), (x) each of the Administrative Agent and the Lead Arranger in connection with its syndication efforts with respect to this Agreement, (y) the Administrative Agent, each Issuing Lender and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons and (z) each of the Administrative Agent and the Lead Arranger and, ~~following and~~ during the continuation of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (~~including, without limitation, the reasonable~~provided that payments in respect of legal fees and expenses shall be limited to actual reasonable documented out-of-pocket fees, disbursements and other charges of one counsel to and consultants for the Administrative Agent ~~and,~~ the Lead Arranger ~~and, following and during the continuation of an Event of Default, for each of the Lenders,~~ the Issuing Lenders and the Lenders, and if necessary, one local counsel in any relevant jurisdiction to such Persons, and in the case of a conflict of interest, one additional counsel to such Persons) in each case promptly following receipt of a reasonably detailed invoice therefor; and (ii~~) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii~~) indemnify each Agent and each Lender (including in its capacity as an Issuing Lender), and each of their respective officers, directors, employees, representatives, affiliates, advisors and agents (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs~~, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements~~ and expenses (limited in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to each indemnitee, and if necessary, one local or special counsel in any relevant jurisdiction to such Person (and, in the case of an actual or perceived conflict of interest where the person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected indemnified person, and, if necessary, of a single firm of local or special counsel acting in multiple jurisdictions)) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries, or any Real

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Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable and documented fees and disbursements of counsel (limited in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of a single external counsel, and if necessary, one local or special counsel in any relevant jurisdiction (and, in the case of an actual or perceived conflict of interest where the person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected indemnified person, and, if necessary, of a single firm of local or special counsel acting in multiple jurisdictions)) and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of, or material breach ~~in bad faith~~ of its material obligations under this Agreement or any other Credit Document by, the Indemnified Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence ~~may be~~is unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) To the full extent permitted by applicable law, none of the ~~Borrower~~parties hereto shall ~~not~~ assert, and each party hereto hereby waives, any claim against any ~~Indemnified Person~~other party hereto, on any theory of liability, for consequential, special, indirect or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender ~~and~~, each Lender and each of their respective Affiliates is hereby authorized at any time ~~or~~and from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender ~~or~~, such Lender or their Affiliate wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of all Credit Parties to the Administrative Agent, such Issuing Lender ~~or~~, such Lender or their Affiliate under this

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Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section ~~1.15~~2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, ~~and~~ the Lenders and their Affiliates, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower’s address specified ~~opposite its signature~~ below; if to any other Credit Party, at such Credit Party’s address set forth in the Subsidiaries Guaranty; if to any Lender, at its address specified on Schedule II below; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

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The Borrower:	Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, GA 31757
Attention: Mr. R. Steve Kinsey
Telecopy: 229-225-3808
Telephone: 229-227-2284
E-mail: steve.kinsey@flocorp.com

Treasurer
With a copy to:	Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, GA 31757
Attention: James Thomas Rieck
Telecopy: 229-225-5439
Telephone: 229-227-2253
E-mail: jt.rieck@flocorp.com

And a further copy to:	Jones Day
250 Vesey Street
New York, New York 10281
Attention: Charles N. Bensinger III
Telecopy: 212-755-7306
Telephone: 212-326-3797
E-mail: cnbensinger@jonesday.com

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section ~~1~~2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders and, provided further, that although any Lender may transfer, assign or grant participations in its rights hereunder to one or more Eligible Transferees, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant

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any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan or Note or extend the expiry date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding anything in this Section 13.04(a) to the contrary, any ~~bank or other lending institution~~Participant that is a ~~member of the~~ Farm Credit ~~System~~Lender that (A) has purchased, and owns, a participation or sub-participation in ~~the~~a minimum amount of $10,000,000 on or after the ~~Restatement~~Sixth Amendment Effective Date, (B) is, by written notice to the Borrower and the ~~Administrative~~Administration Agent (“Voting ~~Participant~~Participation Notification”), designated ~~by the selling Lender as being entitled to be accorded the rights of a Voting~~as a voting Participant ~~hereunder (any bank or other lending institution that is a member of the Farm Credit System so designated being called a~~(“Voting Participant”) by the relevant Lender (including any so designated existing Voting Participant) and (C) receives ~~the~~, prior ~~written consent of the Borrower and the Administrative Agent to become~~to becoming a Voting Participant, the consent of the Administrative Agent (to the extent required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 13.04(b)), shall be entitled to vote ~~(~~as if such Voting Participant were a Lender on all matters

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subject to a vote by Lenders, and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced), on a ~~dollar for dollar basis, as if such participant or sub-participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each~~dollar-for-dollar basis. Each Voting Participant Notification shall include, with respect to ~~any~~each subject Voting Participant, ~~(1) state the full name, as well as all contact~~the information required of an assignee in any Assignment and Assumption Agreement ~~and (2) state the dollar amount of the participation or sub-participation purchased. The Borrower and the~~. The Administrative Agent shall be entitled to conclusively rely on information contained in ~~notices delivered pursuant to this paragraph~~Voting Participant Notifications. Notwithstanding the foregoing, each ~~bank or other lending institution that is a member of the~~ Farm Credit ~~System~~Lender designated as a Voting Participant in Schedule VII ~~hereto~~ shall be a Voting Participant without delivery of a Voting ~~Participant~~Participation Notification and without the prior written consent of the ~~Borrower and the~~ Administrative Agent. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not insure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of such Lender which is at least 50% owned by such other Lender or its parent company, provided, that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitment of such new Lender and of the existing Lenders, (ii) at the request of the assignee Lender, and upon surrender of the relevant Revolving Notes or the provision of a customary lost note indemnification agreement from the assignor or assignee Lender, as the case may be, new Revolving Notes will be issued, at the ~~Borrowers’~~Borrower’s expense, to such new Lender and to the assigning Lender, such new Revolving Notes to be in conformity with the requirements of Section ~~1.05~~2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Administrative Agent, each Issuing Lender and, at any time when no ~~Default or~~ Event of Default is in existence, the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), provided that the Borrower shall be deemed

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to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and related assigned Obligations (it being understood that, in the event that an assigning Lender assigns all of its Commitments and related outstanding Obligations hereunder, the indemnification provisions under this Agreement (including, without limitation, Section ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06, ~~4.04~~5.04, 13.01 and 13.06) shall, in any event, survive as to such assigning Lender). At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a ~~Section 4.04(b)(ii)~~U.S. Tax Compliance Certificate) described in Section ~~4.04~~5.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section ~~1.13~~2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section ~~1.10, 1.11, 2.06 or 4.04~~2.10, 2.11, 3.06 or 5.04 greater than those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such greater increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) such Defaulting Lender’s full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with such Defaulting Lender’s Percentage; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become

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effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or such central bank having supervisory jurisdiction over such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or such central bank having supervisory jurisdiction over such Lender and, with prior notification to the Administrative Agent (but without the consent of either the Borrower or the Administrative Agent), any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent, any Issuing Lender or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, any Issuing Lender or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, any Issuing Lender or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Facility Fees or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to

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such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the ~~Lenders~~Administrative Agent pursuant hereto shall be made and prepared in accordance with ~~generally accepted accounting principles~~GAAP in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the ~~Lenders), provided that except as otherwise specifically provided herein, all computations of the Applicable Facility Fee Percentage and the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 9.07 and 9.08, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements referred to in Section 7.05(a).~~Administrative Agent).

(b) All computations of interest on Eurodollar Loans and computations of Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. All computations of interest on Base Rate Loans shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ~~THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER~~ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION

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OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH ~~OPPOSITE ITS SIGNATURE BELOW~~IN SECTION 13.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(b)       THE BORROWER HEREBY IRREVOCABLY ~~WAIVES~~AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ~~ALL,~~ TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.09   Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when

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so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

13.10   Effectiveness. This Agreement shall become effective on the ~~date (the “Restatement Effective Date”) on which (i) the Borrower, each Lender and each Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the reasonable satisfaction of the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from the Required Lenders that the conditions contained in Section 5 have not been met to its reasonable satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement~~Sixth Amendment Effective Date.

13.11  Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12  Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to following clause (i), a Defaulting Lender) (with Obligations being directly affected thereby in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated maturity of, or any reimbursement obligation under, any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section ~~13.07(a)~~1.03(a) or that otherwise avoids the imposition of any default rate of interest shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or reduce the principal amount thereof, or reduce any reimbursement obligations under

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any Letter of Credit, (ii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit under this Agreement of the type which afford the protections to such additional extensions of credit provided to the Commitments on the Restatement Effective Date), (iii) reduce the percentage specified in the definition of Required Lenders (it being understood and agreed that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments are included on the Restatement Effective Date) or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) in the case of any such change, waiver, discharge or termination to or of any Incremental Revolving Loan Commitment Agreement, without the consent of each Lender (other than a Defaulting Lender) party thereto, amend, modify, waive or terminate such Incremental Revolving Loan Commitment Agreement (it being understood and agreed that any reduction to the Commitment of any Lender that is also party to any Incremental Revolving Loan Commitment Agreement shall not require the consent of such Lender by operation of this clause (1) to the extent such reduction is otherwise permitted under this Agreement), (2) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood and agreed that waivers or modifications of conditions precedent, covenants (including, without limitation, by means of modifications to the financial definitions or modifications in the method of calculation of any financial covenants), Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (3) without the consent of the respective Issuing Lender or Issuing Lenders, amend, modify or waive any provision of Section ~~2~~3 with respect to Letters of Credit issued by it or alter its rights or obligations with respect to Letters of Credit, (4) without the consent of the Swingline Lender, amend, modify or waive any provision of Sections ~~1.01~~2.01(b) and (c) or alter its rights and obligations with respect to Swingline Loans or (5) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent.

(b)       If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section ~~1.13~~2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitment in accordance with Sections ~~3.02~~4.02(b) and/or ~~4.01~~5.01(b), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent

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thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c)       Notwithstanding anything to the contrary contained in clauses (a) and (b) above of this Section 13.12, the Borrower, the Administrative Agent and each Incremental RL Lender may, in accordance with the provisions of Sections ~~1.14~~2.14, enter into an Incremental Revolving Loan Commitment Agreement, provided that after the execution, delivery and effectiveness of such Incremental Revolving Loan Commitment Agreement, the Incremental RL Lender party thereto, and any Incremental Revolving Loan Commitment created pursuant thereto, shall be treated for all purposes hereunder as a Lender and as such Lender’s Commitment, respectively.

(d)       Notwithstanding anything to the contrary herein any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent (without the consent of any Lender) solely to cure a defect, ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, (provided that prompt notice following any such amendment, waiver, supplement or modification shall be given to the Lenders by the Borrower and the Administrative Agent) and such amendment, waiver, supplement or modification shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof.

13.13  Survival. All indemnities set forth herein including, without limitation, in Sections ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06, ~~4.04~~5.04, 12.06, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable) survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

13.14  Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06 or ~~4.04~~5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described in this Section 13.14 resulting from changes in law after the date of the respective transfer).

13.15  Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06 or ~~4.04~~5.04 of this Agreement, unless a Lender gives notice to the Borrower that they are obligated to pay an amount under any such Section within 180 days after the later of (x) the date the Lender incurs the

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respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06 or ~~4.04~~5.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the ~~Borrowers~~Borrower that it is obligated to pay the respective amounts pursuant to said Section ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06 or ~~4.04~~5.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections ~~1.10~~2.10, ~~1.11~~2.11, ~~2.06~~3.06 and ~~4.04~~5.04.

13.16  Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its officers, directors, employees, auditors, agents, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document ~~and which is designated by the Borrower to the Lenders in writing as confidential,~~ provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender (in which case, such Lender, to the extent permissible and practicable, will inform the Borrower promptly in advance thereof), (e) to any Agent, ~~and~~ (f) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person, its Affiliates or any of its officers, directors, employees, auditors, agents, advisors or counsel (including any self-regulatory authority, such as the National Association of Insurance Commissioners) and (g) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, including hedge counterparties and their advisors, provided that such prospective transferee agrees to be subject to the provisions contained in this Section 13.16.

(b)       The Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

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13.17  Register. The Administrative Agent, acting solely for purposes of this Section 13.17 as agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register (the “Register”) on which it will record the names and addresses of the Lenders, the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender and the principal amounts (and stated interest) owing to each Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Revolving Loan Commitments pursuant to Sections ~~1.14~~2.14 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Loan Commitment Agreement. Coincident with the delivery of such Incremental Revolving Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Revolving Loan Commitment, or as soon thereafter as practicable, new Revolving Notes, as the case may be, shall be issued to the respective Incremental RL Lender at the request of such Incremental RL Lender.

13.18  USA Patriot Act Notice. Each Lender subject to the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties, which information includes the name and address of the Borrower, and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the USA PATRIOT Act and the Borrower agrees to provide such information from time to time to any Lender.

13.19   [Reserved].

~~13.19  Post-Closing Actions~~. ~~Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents (including Sections 5.03 and~~

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~~5.04), the parties hereto acknowledge and agree that no later than 45 days following the Restatement Effective Date (with it being understood and agreed that such actions shall not be required to be taken until such time), so long as the Subsidiary Guaranty has not been released in accordance with the terms of the Credit Documents (including pursuant to Section 8.10 hereof and Section 21(b) of the Subsidiaries Guaranty), the Administrative Agent shall have received (x) a certificate, dated as of the date of delivery thereof, signed by an Authorized Representative of each Subsidiary Guarantor, and attested to by another Authorized Representative of such Subsidiary Guarantor, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Subsidiary Guarantor, and the resolutions of such Subsidiary Guarantor referred to in such certificate and (y) legal opinions in respect of the Subsidiary Guarantors from outside counsel (with respect to opinions rendered, as applicable, under New York law, Georgia law, Delaware law, and the law of each other applicable jurisdiction in which such outside counsel is licensed and qualified to render financing opinions) and internal counsel (with respect to all other applicable jurisdictions), with all of the foregoing to be in form and substance reasonably acceptable to the Administrative Agent.~~

~~All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), provided that to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.19. The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 13.19 will be, or have been, taken within the relevant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19, and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.~~

13.20  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects

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thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

13.21  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers~~Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        ~~(a)~~         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder ~~which~~that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        ~~(b)~~     the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

i.           ~~(i)~~   a reduction in full or in part or cancellation of any such liability;

ii.         ~~(ii)~~   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

iii.         ~~(iii)~~    the variation of the terms of such liability in connection with the exercise of the ~~write-down and conversion powers~~Write-Down and Conversion Powers of any EEA Resolution Authority.

13.22   Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Lender or any Swingline Lender, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.

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*               *               *

~~IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.~~

~~Address:~~

~~1919 Flowers Circle~~	~~FLOWERS FOODS, INC.~~
~~Thomasville, GA 31757~~

~~Telephone: (229) 226-9110~~	~~By:~~
~~Facsimile: (229) 225-3808~~	~~Name:~~
~~Attention: Secretary and General~~	~~Title:~~
~~Counsel~~

~~DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

~~BANK OF AMERICA, N.A., Individually and as Syndication Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~COÖPERATIEVE CENTRALE RAIFFEISEN -BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, Individually and as Co-Documentation Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~BRANCH BANKING AND TRUST COMPANY, Individually and as Co-Documentation Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~REGIONS BANK, Individually and as Co-Documentation Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~SIGNATURE PAGE TO THE CREDIT~~

~~AGREEMENT, DATED AS OF OCTOBER 24,~~

~~2003 AND AMENDED AND RESTATED AS~~

~~OF OCTOBER 29, 2004 AND FURTHER~~

~~AMENDED AND RESTATED AS OF JUNE 6,~~

~~2006 AND FURTHER AMENDED AND~~

~~RESTATED AS OF MAY 20, 2011, AMONG~~

~~FLOWERS FOODS, INC., THE LENDERS~~

~~PARTY HERETO FROM TIME TO TIME AND~~

~~DEUTSCHE BANK AG NEW YORK~~

~~BRANCH, AS ADMINISTRATIVE AGENT~~

~~NAME OF INSTITUTION:~~

~~-~~
~~-~~

~~By:~~
~~Name:~~
~~Title:~~

~~(continued)~~

~~-i-~~

~~-ii-~~

~~-iii-~~

~~-iv-~~

~~(continued)~~

~~Page~~
~~SCHEDULE I~~ 	~~Commitments~~
~~SCHEDULE II~~	~~Lender Addresses~~
~~SCHEDULE III~~	~~Existing Letters of Credit and Existing Swingline Loans~~
~~SCHEDULE IV~~ 	~~[Reserved]~~
~~SCHEDULE V~~	~~Existing Liens~~
~~SCHEDULE VI~~ 	~~Scheduled Existing Indebtedness~~
~~SCHEDULE VII~~	~~Voting Participants~~

~~EXHIBIT A-1~~	~~Notice of Borrowing~~
~~EXHIBIT A-2~~	~~Notice of Conversion/Continuation~~
~~EXHIBIT B-1~~	~~Revolving Note~~
~~EXHIBIT B-2~~	~~Swingline Note~~
~~EXHIBIT C~~	~~Letter of Credit Request~~
~~EXHIBIT D~~ 	~~Section 4.04(b)(ii) Certificate~~
~~EXHIBIT E-1~~ 	~~Opinion of Jones Day, counsel to the Credit Parties~~
~~EXHIBIT E-2~~ 	~~Opinion of Stephen R. Avera, general counsel of the Borrower and~~
~~special counsel to the other Credit Parties~~
~~EXHIBIT F~~ 	~~Officers’ Certificate~~
~~EXHIBIT G~~	~~Subsidiaries Guaranty~~
~~EXHIBIT H~~ 	~~Solvency Certificate~~
~~EXHIBIT I~~	~~Assignment and Assumption Agreement~~
~~EXHIBIT J~~	~~Compliance Certificate~~
~~EXHIBIT K~~	~~Joinder Agreement~~
~~EXHIBIT L~~	~~Incremental Revolving Loan Commitment Agreement~~

~~-i-~~

Exhibit B

[Amended Schedules]

Schedule I

COMMITMENTS

Lender	Commitment

Deutsche Bank AG New York Branch	$53,000,000

Bank of America, N.A.	$45,500,000

Branch Banking and Trust Company	$45,500,000

PNC Bank, National Association	$45,500,000

Coöperatieve Rabobank U.A., New York Branch	$45,500,000

Regions Bank	$45,500,000

Wells Fargo Bank, National Association	$45,500,000

The Northern Trust Company	$34,500,000

Royal Bank of Canada	$34,500,000

SunTrust Bank	$34,500,000

AgFirst Farm Credit Bank	$23,500,000

CoBank, ACB	$23,500,000

GreenStone Farm Credit Services, ACA	$23,500,000

Total	$500,000,000

SCHEDULE II

LENDER ADDRESSES

Lender	Address
Deutsche Bank AG New York Branch	60 Wall Street, New York, NY 10005, Tel.: 904-527-6534 Attention: Loan Operations E-mail: na.agencyservicing@db.com
Bank of America, N.A.	540 West Madison Street Chicago, IL 60661 Tel.: 312-828-7169 Attention: David L. Catherall E-mail: david.l.catherall@baml.com
Coöperatieve Rabobank U.A., New York Branch	1180 Peachtree Street, Suite 2200 Atlanta, GA 30309 Tel.: 404-870-8003 Attention: Stewart Kalish E-mail: Stewart.Kalish@rabobank.com
Branch Banking and Trust Company	271 17th Street, Suite 700 Atlanta, GA 30363 Tel.: 404-720-8945 Attention: Brantley Echols E-mail: bechols@bbandt.com
Regions Bank	1180 West Peachtree St. NW, Suite 900 Atlanta, GA 30309 Tel.: 404-253-5280 Attention: A. Barrett Daws E-mail: barrett.daws@regions.com
PNC Bank, National Association	225 Fifth Avenue Pittsburgh, PA 15222 Tel.: 412-768-7054 Attention: Jessica Fabrizi E-mail: jessica.fabrizi@pnc.com
The Northern Trust Company	50 S. LaSalle Street Chicago, IL 60675 Tel.: 312-557-1692 Attention: Kathryn Reuther
Wells Fargo Bank, National Association	171 17th Street NW, 5th Floor Atlanta, GA 30363 Tel.: 404-214-3804 Attention: Thomas Forsberg E-mail: thomas.g.forsberg@wellsfargo.com

Lender	Address
Royal Bank of Canada	3 World Financial Center, 12 fl. New York, NY 10281 Tel.: 212-428-2324 Attention: Gordon MacArthur E-mail: Gordon.macarthur@rbccm.com
RBC Bank (USA)	75 Fifth Street, Suite 900 Atlanta,GA 30308 Tel.: 404-495-6367 Attention: Brandon Fiddler E-mail: brandon.fiddler@rbc.com
AgFirst Farm Credit Bank	1401 Hampton Street Columbia, SC 29201 Tel.: 803-753-2212 Attention: Steven J. O’Shea E-mail: soshea-servicing@agfirst.com
CoBank, ACB	6340 S. Fiddlers Green Circle Greenwood Village, CO 80111 Tel.: 303-694-5816 Attention: Robert Prickett Email: rprickett@cobank.com
GreenStone Farm Credit Services, ACA	3515 West Road East Lansing, MI 48823 Tel.: 517-318-4128 Attention: Al Compton E-mail: acompton@greenstonefcs.com
SunTrust Bank	303 Peachtree St. NE, 23rd fl. Atlanta, GA 30308 Tel.: 404-813-6843 Attention: Lauren Lovett E-mail: Lauren.lovett@suntrust.com

SCHEDULE III

Existing Letters of Credit and Existing Swingline Loans

As of 05/20/2011

Issuing Lender	Applicant	Beneficiary	Expiry Date	Stated Amount

Deutsche Bank AG, New York Branch	Flowers Foods, Inc.	Pacific Employers Ins. Co., and/or Indemnity Insurance Company of North America and/or Ace American Insurance Company	3/26/2012	$3,941,950

Deutsche Bank AG, New York Branch	Flowers Foods, Inc.	Royal Bank of Canada	8/27/2012	$856,100

Total Letters of Credit				$4,798,050

SCHEDULE IV

[Reserved]

SCHEDULE V

Existing Liens

Debtor	Secured Party	Description of Lien	Balance Secured

Flowers Bakery of Batesville	Elmer Cochran, et.al.	Acquisition promissory notes	$1,328,664

Leo’s Foods, Inc.	Leoncio Jimenez and Sulema R. Jimenez	Acquisition promissory note	$870,878

Holsum Bakery of Phoenix	Equity IV	Leased Distribution Center	$396,634

Various Bakery Subsidiaries	Bank of America Leasing	Leased Trucks	$217,922

Derst Baking Company	Red Star Yeast Company, LLC	Leased Cream Yeast System	$23,884

ButterKrust Bakery	Crown Credit Services	Leased Forklifts	$5,735

Holsum Bakery of Phoenix	Black Box Services	Leased Phone System	$3,721

Holsum Bakery of Phoenix	Citicapital	Leased Forklifts	$2,285

Total Existing Liens			$2,849,724

SCHEDULE VI

Reserved.

SCHEDULE VII

Voting Participants

1. Farm Credit Bank of Texas

4801 Plaza on the Lake Drive

Austin, TX 78746

Telephone: (512) 465-0627

alan.robinson@farmcreditbank.com

Attention: Alan Robinson

Exhibit C

[Amended Exhibits]

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

Deutsche Bank AG New York Branch, as

Administrative Agent (the “Administrative

Agent”) for the Lenders party to the Credit

Agreement referred to below

60 Wall Street,

New York, New York 10005 Attention: Loan Operations

Ladies and Gentlemen:

The undersigned, Flowers Foods, Inc. (the “Borrower”), refers to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among the Borrower, certain financial institutions from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section [2.03(a)][2.03(b)(i)] of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section [2.03(a)][2.03(b)(i)] of the Credit Agreement:

(i)	The Business Day of the Proposed Borrowing is . [1]

(ii)	The aggregate principal amount of the Proposed Borrowing is $ .

(iii)	The Proposed Borrowing shall consist of [Revolving Loans] [Swingline Loans].

[(iv)	The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].]

1

Shall be a Business Day on or after the date hereof in the case of Base Rate Loans and three Business Days after the date hereof in the case of Eurodollar Loans, provided that any such notice shall be deemed to have been given on a certain day only if given before (a) 11:00 A.M. (New York time) in the case of a Borrowing of Revolving Loans maintained as Base Rate Loans, (b) 11:00 A.M. (New York time) in the case of Eurodollar Loans and (c) 1:00 P.M. (New York time) in the case of a Borrowing of Swingline Loans).

Exhibit A-1

[(v)     The initial Interest Period for the Proposed Borrowing is [one month] [three months] [six months].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)     the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B)     no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

FLOWERS FOODS, INC.

By:
Name:
Title:

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Deutsche Bank AG New York Branch, as

Administrative Agent (the “Administrative

Agent”) for the Lenders party to the Credit

Agreement referred to below

60 Wall Street,

New York, New York 10005

Attention: Loan Operations

Ladies and Gentlemen:

The undersigned, Flowers Foods, Inc. (the “Borrower”), refers to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among the Borrower, certain financial institutions from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and you, as Administrative Agent for such Lenders and hereby give you notice, irrevocably, pursuant to Section [2.06][2.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of Revolving Loans referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [2.06][2.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of Revolving Loans originally made on                  , 20         (the “Outstanding Borrowing”) in the principal amount of $                     and currently maintained as a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period ending on                  ,         ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is                     .1

(iii) The Outstanding Borrowing shall be [continued as a Borrowing of Eurodollar Loans with an Interest Period of             ] [converted into a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period of         ]].2

1

Shall be a Business Day at least three Business Days (or one Business Day in the case of a conversion into Base Rate Loans) after the date hereof; provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

Exhibit A-2

[The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof or will have occurred and be continuing on the date of the Proposed [Conversion][Continuation].]3

Very truly yours,

FLOWERS FOODS, INC.

By
Name:
Title:

(…continued)

[2]

In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

[3]

In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a Eurodollar Loan or in the case of a continuation of a Eurodollar Loan.

EXHIBIT B-1

FORM OF REVOLVING NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, FLOWERS FOODS, INC. (the “Borrower”) hereby promises to pay to                          or its registered assigns (the “Lender”), in Dollars (as defined in the Agreement referred to below) in immediately available funds, at the office of Deutsche Bank AG New York Branch (the “Administrative Agent”) located at 60 Wall Street, New York, New York 10005 on the Maturity Date (as defined in the Agreement) the principal sum of                      DOLLARS ($                    ) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of October 24, 2003, as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011, and as further amended as of November 29, 2017, among the Borrower, certain financial institutions from time to time party thereto (including the Lender), and the Administrative Agent (as so amended and/or restated and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement) (if any). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

FLOWERS FOODS, INC.

By:
Name:
Title:

EXHIBIT B-2

FORM OF SWINGLINE NOTE

$50,000,000

New York, New York

_________ __, ____

FOR VALUE RECEIVED, FLOWERS FOODS, INC. (the “Borrower”) hereby promises to pay to DEUTSCHE BANK AG NEW YORK BRANCH, or its registered assigns (the “Lender”), in Dollars (as defined in the Agreement referred to below) in immediately available funds, at the office of Deutsche Bank AG New York Branch (the “Administrative Agent”) located at 60 Wall Street, New York, New York 10005 on the Swingline Expiry Date (as defined in the Agreement) the principal sum of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

This Note is the Swingline Note referred to in the Credit Agreement, dated as of October 24, 2003, as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011, and as further amended as of November 29, 2017, among the Borrower, certain financial institutions from time to time party thereto (including the Lender), and the Administrative Agent (as so amended and/or restated and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement) (if any). This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

EXHIBIT B-2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

FLOWERS FOODS, INC.

By:

Name:
Title:

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

Dated         1

Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Flowers Foods, Inc. (the “Borrower”), the lenders from time to time party thereto, and the Administrative Agent

c/o Deutsche Bank AG New York Branch

60 Wall Street

New York, New York 10005

Attention: Loan Operations

[Standby LC Unit – MS NYC60-3812]

[Insert name and address of Issuing Lender.]

Ladies and Gentlemen:

Pursuant to Section 3.03 of the Credit Agreement, we hereby request that _______2, in its individual capacity as an Issuing Lender under the Credit Agreement, issue an irrevocable [trade] [standby] Letter of Credit for the account of the undersigned on _______3 (the “Date of Issuance”) in an aggregate stated amount of _______4.

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

[1]	Insert date of Letter of Credit Request.

[2]	Insert name of Issuing Lender.

[3]	Date of Issuance which shall be at least five Business Days from the date hereof (or such shorter period as may be acceptable to the Issuing Lender).

[4]	Insert aggregate initial stated amount of the Letter of Credit which shall not be less than $50,000.00 (or such lesser amount as is acceptable to the Issuing Lender).

Exhibit C

The beneficiary of the Letter of Credit will be _______5, and such Letter of Credit will be in support of _______6 and will have a stated expiration date of _______7.

We hereby certify that:

(1)         The representations and warranties contained in the Credit Agreement will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(2)         No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

FLOWERS FOODS, INC.

By:

Name:
Title:

[5]	Insert full name and address of the beneficiary of the Letter of Credit.

[6]

Insert description of (A) in the case of trade Letters of Credit, the obligations supported by the trade Letter of Credit and (B) in the case of standby Letters of Credit, the L/C Supportable Obligations.

[7]	Insert last date upon which drafts may be presented as provided in Section 3.01(c) of the Credit Agreement.

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, the “Credit Agreement”), among Flowers Foods, Inc., a Georgia corporation (the “Borrower”), the Lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), the Swingline Lender and Issuing Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

Date: __________, 20___

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference hereby made to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, the “Credit Agreement”), among Flowers Foods, Inc., a Georgia corporation (the “Borrower”), the Lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), the Swingline Lender and Issuing Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: __________, 20___

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference hereby made to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, the “Credit Agreement”), among Flowers Foods, Inc., a Georgia corporation (the “Borrower”), the Lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), the Swingline Lender and Issuing Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W- 8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: __________, 20___

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, the “Credit Agreement”), among Flowers Foods, Inc., a Georgia corporation (the “Borrower”), the Lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), the Swingline Lender and Issuing Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

Date: __________, 20___

EXHIBIT G

FORM OF SUBSIDIARIES GUARANTY

SUBSIDIARIES GUARANTY, dated as of _______ __, 20__ (as amended, restated, amended and restated, modified and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor”, and together with any other entity that becomes a guarantor hereunder pursuant to Section 26 hereof, the “Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Flowers Foods, Inc., various financial institutions from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”) are parties to that certain Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders and the Administrative Agent are herein called the “Creditors”);

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;

WHEREAS, each Guarantor is required to execute and deliver this Guaranty pursuant to the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: to the Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Creditors under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the

Exhibit G

rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Guaranteed Obligations.” Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due and payable by the Borrower upon the occurrence of any of the events specified in Section 11.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in Dollars. This Guaranty shall constitute a guaranty of payment, and not of collection.

3. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Creditor on the indebtedness which any Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, other guarantor, or the any Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment,

Exhibit G

demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor or the Borrower).

6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, and without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)

change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)

take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)	exercise or refrain from exercising any rights against the Borrower, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(d)	release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, or other obligors;

(e)

settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Creditors;

(f)	apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

(g)

consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements;

(h)

act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

Exhibit G

(i)	take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

8. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors, and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash (other than contingent indemnification obligations that are not then due and payable).

9. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations in accordance with the terms thereof, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such

Exhibit G

sale is commercially reasonable, or exercise any other right or remedy the Creditors may have against the Borrower, or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash in accordance with the terms thereof. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, or any other party or any security.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

10. Each Creditor agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty. Each Creditor further agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

11. In order to induce the Lenders to continue to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, each Guarantor represents, warrants and covenants that:

(a)

Such Guarantor (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization of formation, (ii) has the corporate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications, except with respect to clauses (i), (ii) and (iii), as individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

(b)

Such Guarantor has the corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is party and has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is party, and this Guaranty and each such

Exhibit G

other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)

Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the material properties or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument, to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate or Articles of Incorporation or By-Laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

(d)

No order, consent, approval, license, authorization or validation of, or filing (other than filling with the SEC), recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

(e)

There are no actions, suits or proceedings pending or, threatened in writing (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party, or (ii) with respect to such Guarantor that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

12. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment, and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 9 and 10 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

13. The Guarantors hereby jointly and severally agree to pay all reasonable and documented out-of-pocket costs and expenses of the Creditors in connection with the

Exhibit G

enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto, including in each case, without limitation, the reasonable and documented fees and disbursements of counsel employed by the Creditors (provided that payments in respect of legal fees and expenses shall be limited to reasonable and documented fees, disbursements and other charges of a single external counsel to the Creditors, and if necessary, one local or special counsel in any relevant jurisdiction to such Persons (and, in the case of an actual or perceived conflict of interest where the person affected by such conflict informs the Guarantors of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person, and, if necessary, of a single firm of local or special counsel acting in multiple jurisdictions)).

14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

15. Except as set forth herein, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, each Lender) at all times prior to the time on which the Total Commitment has been terminated and all Guaranteed Obligations have been paid in full.

16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents, has been made available to its principal executive officers and such officers are familiar with the contents thereof.

17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement each Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor (including without limitation, by branches and agencies of such Creditor wherever located) to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Creditor, as provided in the Credit Agreement, and (ii) in the case of any Guarantor, c/o Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, GA 31757, Telephone: (229) 227-2284, Facsimile No.: (229) 225-3808 Attention: R. Steve Kinsey or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

Exhibit G

19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

20. (a) THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth in Section 18 hereof, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

Exhibit G

(c) EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

21. (a) In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement)), such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

(b) Notwithstanding anything to the contrary contained herein, this Guaranty shall terminate in accordance with Section 9.10(a) of the Credit Agreement.

22. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate

Exhibit G

Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment pursuant to the preceding sentences; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 22 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 22: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair salable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 22, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash (other than contingent indemnification obligations that are not then due and payable). Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

23. Each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

Exhibit G

25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 5.03 and 5.04 of the Credit Agreement.

26. It is understood and agreed that any Subsidiary of any Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing and delivering a counterpart hereof (or an assumption agreement or a Joinder Agreement in respect of) to the Administrative Agent.

*    *    *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

[SUBSIDIARY GUARANTORS]

By
Name:
Title:

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

By
Name:
Title:

By
Name:
Title:

EXHIBIT I

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represent the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including Letters of Credit and Swingline Loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Credit Agreement:

Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, and as the same may be further amended and restated and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Flowers Foods, Inc., the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent.

Exhibit I

4.	Assigned Interest:

Aggregate Amount of Commitments/Revolving Loans for all Lenders	Amount of Commitments/Revolving Loans Assigned	Percentage Assigned of Commitments/ Revolving Loans[1]
$	$

Effective Date                    ,         , 20        .

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][2]

By:	By:
Name:	Name:
Title	Title:

Payment Instructions:

Attention:
Reference:

Address for Notices:

Relationship Contact:

1     Set forth, to at least 9 decimals, as a percentage of the Commitments/ Revolving Loans of all Lenders thereunder.

2     Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Exhibit I

[Consented to and]3 Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

[Consented to:

3  Insert only if assignment is being made pursuant to Section 13.04(b)(y) of the Credit Agreement.

Exhibit I

FLOWERS FOODS, INC.

By:

Name:

Title:]4

[Consented to:

[Insert signature blocks for each Issuing Lender]5

4  Insert only if (x) assignment is being made pursuant to Section 13.04(b)(y) of the Credit Agreement and (y) no

Default or Event of Default then exists. Consent deemed given after ten (10) Business Days from notice hereof.

5  Insert only if assignment is being made pursuant to Section 13.04(b)(y) of the Credit Agreement.

ANNEX 1

Flowers Foods, Inc.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.         Representations and Warranties.

1.1.     Assignor.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

1.2.     Assignee.    The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.05(a) or 9.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is organized under the laws of a jurisdiction outside the United States, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit

Annex 1

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.     Payment.    From and after the Effective Date, the Administrative Agent shall make all payments in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.     Effect of Assignment.    Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4.     General Provisions.    This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

_________ __, 20__

This Compliance Certificate is delivered to you pursuant to Section 9.01(c) of the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Flowers Foods, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.        I am the duly elected, qualified and acting __________[Insert title of the Authorized Representative].

2.        I have reviewed and am familiar with the contents of this Compliance Certificate. The matters set forth herein are true to the best of my knowledge after due inquiry.

3.        I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default [, except as set forth below].

4.        Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein.

IN WITNESS WHEREOF, I have executed this Compliance Certificate on the date first written above.

FLOWERS FOODS, INC.

By:

Name:
Title:

ANNEX 1

[Applicable Financial Statements To Be Attached]

ANNEX 2

The information described herein is as of                      , 20         (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from                              , 20      to                 , 20      (the “Test Period”).

Negative and Financial Covenants

A.	Liens (Section 10.01(xiii))

	a. Liens included in Section 10.01(xiii) basket outstanding as of the Computation Date (other than Liens in respect of secured Permitted Subsidiary Indebtedness)	$

	b. Permitted Subsidiary Indebtedness outstanding as of the Computation Date	$

	c. The sum of line a and line b	$

d. Maximum Amount allowable		greater of (i) $250,000,000 and (ii) 15% of Consolidated Net Tangible Assets[1]

B.	Indebtedness (Section 10.05(v))

	a. Indebtedness included in Section 10.05(v) basket for Permitted Securitizations outstanding as of the Computation Date	$

	b. Maximum Amount allowable	$250,000,000

B.	Financial Covenants

1. Leverage Ratio (Section 10.07)

	a. Consolidated Indebtedness[2] as at the Computation Date	$

b. Consolidated EBITDA[3] for the Test Period

[1]	If Consolidated Net Tangible Assets is used, attach hereto in reasonable detail the calculations to arrive at Consolidated Net Tangible Assets.

[2]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated Indebtedness.

[3]	Attach hereto in reasonable detail the calculations to arrive at Consolidated EBITDA.

(see Exhibit A attached hereto)	$

c. Ratio of line a to line b	:1.00

d. Maximum Covenant Level	3.75:1.00[4]

2. Consolidated Interest Coverage Ratio (Section 10.08)

a. Consolidated EBITDA for the Test Period	$

b. Consolidated Interest Expense[5] for the Test Period	$

c. Ratio of line a to line b	:1.00

d. Minimum Covenant Level	4.50:1.00

[4]	During a Covenant Holiday, the Maximum Covenant Level is 4.00:1.00.

[5]	Attached hereto in reasonable detail the calculations required to arrive at Consolidated Interest Expense.

Exhibit A to Annex 2 to Compliance Certificate

Computation of Consolidated EBITDA

		Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
1.		Consolidated Net Income
For Lines 2 through 8, without duplication, to the extent deducted in calculating such Consolidated Net Income
2.	+	interest expense for such period
3.	+	the provision for taxes based on income for such period
4.	+	depreciation expense for such period
5.	+	amortization expense for such period
6.	+	non-cash losses and charges and related tax effects in accordance with GAAP for such period
7.	+

losses from discontinued operations, losses from material sales of assets outside the ordinary course of business, and extraordinary, unusual or infrequently occurring losses, charges and expenses for such period

8.	+	losses from legal settlements related to distributor lawsuits referred to in the Borrower’s SEC filings for such period
For Line 9, without duplication, to the extent included in calculating such Consolidated Net Income
9.	–

gains from discontinued operations, extraordinary, unusual or infrequently occurring gains and gains from material sale of assets outside the ordinary course of business, and, to the extent otherwise reflected in the calculation of net income (or net loss) for such period

10.	=	Consolidated EBITDA for the Borrower and its Subsidiaries on a Consolidated basis (Lines 1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9

EXHIBIT L

FORM OF INCREMENTAL

REVOLVING LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Date]

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia    31757

Attention:

Re: Incremental Revolving Loan Commitment

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of October 24, 2003 (as amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006, as further amended and restated as of May 20, 2011 and as further amended as of November 29, 2017, and as the same may be further amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Flowers Foods, Inc. (the “Corporation” or “you”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each, an “Incremental RL Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Revolving Loan Commitment in the amount set forth opposite its name on Annex I attached hereto (for each such Incremental RL Lender, its “Incremental Revolving Loan Commitment”). Each Incremental Revolving Loan Commitment provided pursuant to this Agreement shall (x) be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.14 thereof and (y) upon the effectiveness of this Agreement, increase the Commitment of the respective Incremental RL Lender under the Credit Agreement as contemplated by Section 2.14 of the Credit Agreement and the definition of Commitment.

Each Incremental RL Lender and the Borrower acknowledge and agree that, with respect to the Incremental Revolving Loan Commitment provided by such Incremental RL Lender pursuant to this Agreement, such Incremental RL Lender shall receive an upfront fee equal to that amount set forth opposite its name on Annex I attached hereto, which upfront fee shall be due and payable to such Incremental RL Lender on the effective date of this Agreement.

Exhibit L

Each Incremental RL Lender, to the extent that it is not already a Lender under the Credit Agreement, (i) confirms that it is (I) a parent company and/or an affiliate of a Lender which is at least 50% owned by such Lender or its parent company, (II) in the event the Incremental RL Lender is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an affiliate of such investment advisor or (III) an Eligible Transferee under Section 13.04(b) of the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, [and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement.]1

[Each Subsidiary Guarantor acknowledges and agrees that all Obligations with respect to Incremental Revolving Loans shall be fully guaranteed pursuant to the Subsidiaries Guaranty in accordance with the terms and provisions thereof.]2

The effective date of this Agreement shall be the date on which (i) the parties hereto have executed a counterpart of this Agreement and delivered the same to the Administrative Agent at the Notice Office, (ii) all fees required to be paid in connection herewith have been paid, (iii) the satisfaction of the conditions in Section 2.14(b) of the Credit Agreement and (iv) the other conditions precedent set forth in Annex II hereto (which shall be consistent with the requirements of Section 2.14 of the Credit Agreement and the Incremental Loan Commitment Requirements) have been satisfied, which date shall be no later than        ,          [insert a date on or prior to the 5th Business Day after the date hereof].

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of the same to us before the close of business on                     ,             . If you do not so accept this Agreement by such time, our Incremental Revolving Loan Commitments set forth in this Agreement shall be deemed cancelled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement

1          Include if the respective Incremental RL Lender is organized under the laws of a jurisdiction outside of the United States.

2          If applicable.

Exhibit L

may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

*        *        *

Exhibit L

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF LENDER]

By
Name:
Title:

Agreed and Accepted

this         day of                ,         :

FLOWERS FOODS, INC.

By:
Name:
Title:

[NAME OF EACH SUBSIDIARY GUARANTOR]3

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[3]	If applicable.

Exhibit L

ANNEX I

Name of Incremental	Amount of Incremental
RL Lender	Revolving Loan Commitment	Upfront Fee

Total

ANNEX II

Conditions Precedent